                                                                   EXHIBIT 10.26


                                 LOAN AGREEMENT

                         DATED AS OF FEBRUARY 12, 2003

                                     AMONG

               INTERFACE SECURITIZATION CORPORATION, AS BORROWER,

                     INTERFACE, INC., AS INITIAL SERVICER,

                 THREE PILLARS FUNDING CORPORATION, AS LENDER,

                                      AND

                SUNTRUST CAPITAL MARKETS, INC., AS ADMINISTRATOR


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                               TABLE OF CONTENTS


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                                                                                                                PAGE

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ARTICLE I. DEFINITIONS............................................................................................1

Section 1.1      Defined Terms....................................................................................1
Section 1.2      Other Definitional Provisions...................................................................21
Section 1.3      Other Terms.....................................................................................22
Section 1.4      Computation of Time Periods.....................................................................22
Section 1.5      Limitation on Recourse..........................................................................22

ARTICLE II. THE LENDER'S COMMITMENT, BORROWING PROCEDURES AND LENDER NOTE........................................23

Section 2.1      Lender's Commitment.............................................................................23
Section 2.2      Borrowing Procedures............................................................................23
Section 2.3      Funding.........................................................................................23
Section 2.4      Representation and Warranty.....................................................................23
Section 2.5      Extension of Lender's Commitment................................................................24
Section 2.6      Voluntary Termination of Lender's Commitment; Reduction of Facility Limit.......................24
Section 2.7      Note............................................................................................24

ARTICLE III. INTEREST, FEES, ETC.................................................................................25

Section 3.1      Interest Rates..................................................................................25
Section 3.2      Interest Payment Dates..........................................................................25
Section 3.3      Interest Allocations............................................................................26
Section 3.4      Fees............................................................................................26
Section 3.5      Computation of Interest and Fees................................................................26

ARTICLE IV. REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS..............................................26

Section 4.1      Repayments and Prepayments......................................................................26
Section 4.2      Application of Collections......................................................................27
Section 4.3      Application of Certain Payments.................................................................28
Section 4.4      Due Date Extension..............................................................................28
Section 4.5      Making of Payments..............................................................................28

ARTICLE V. SECURITY INTEREST.....................................................................................29

Section 5.1      Grant of Security...............................................................................29
Section 5.2      Administrator Appointed Attorney-in-Fact........................................................29
Section 5.3      Administrator May Perform.......................................................................30
Section 5.4      Release of Collateral...........................................................................30
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                                      ii
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ARTICLE VI. INCREASED COSTS, ETC.................................................................................30

Section 6.1      Increased Costs.................................................................................30
Section 6.2      Funding Losses..................................................................................32
Section 6.3      Withholding Taxes...............................................................................32

ARTICLE VII. CONDITIONS TO BORROWING.............................................................................33

Section 7.1      Initial Loan....................................................................................33
                  7.1.1    Resolutions...........................................................................33
                  7.1.2    Consents, etc.........................................................................34
                  7.1.3    Incumbency and Signatures.............................................................34
                  7.1.4    Good Standing Certificates............................................................34
                  7.1.5    Financing Statements..................................................................34
                  7.1.6    Search Reports........................................................................34
                  7.1.7    Fee Letter; Payment of Fees...........................................................34
                  7.1.8    Receivables Sale Agreement and Receivables Transfer Agreement.........................34
                  7.1.9    Opinions of Counsel...................................................................35
                  7.1.10   Lender Note...........................................................................35
                  7.1.11   Borrowing Base Certificate............................................................35
                  7.1.12   Lock Box Account Agreements...........................................................35
                  7.1.13   Releases; Payoff Letter...............................................................35
                  7.1.14   Intercreditor Agreement...............................................................35
                  7.1.15   Other    .............................................................................36
Section 7.2      All Loans.......................................................................................36
                  7.2.1    No Default, etc.......................................................................36
                  7.2.2    Borrowing Request, etc................................................................36
                  7.2.3    Commitment Termination Date...........................................................36
                  7.2.4    Collateral Review.....................................................................36
                  7.2.5    Accounts 36

ARTICLE VIII. REPRESENTATIONS AND WARRANTIES.....................................................................36

Section 8.1      Existence and Power.............................................................................36
Section 8.2      Power and Authority; Due Authorization, Execution and Delivery..................................37
Section 8.3      No Conflict.....................................................................................37
Section 8.4      Governmental Authorization......................................................................37
Section 8.5      Actions, Suits..................................................................................37
Section 8.6      Binding Effect..................................................................................37
Section 8.7      Accuracy of Information.........................................................................37
Section 8.8      Margin Regulations; Use of Proceeds.............................................................38
Section 8.9      Good Title......................................................................................38
Section 8.10      Perfection.....................................................................................38
Section 8.11      Places of Business and Locations of Records....................................................38
Section 8.12      Accounts 38
Section 8.13      No Material Adverse Effect.....................................................................39
Section 8.14      Names    ......................................................................................39
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                                      iii
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
Section 8.15      Ownership of Borrower; No Subsidiaries.........................................................39
Section 8.16      Not a Holding Company or an Investment Company.................................................39
Section 8.17      Compliance with Credit and Collection Policy...................................................39
Section 8.18      Solvency 39
Section 8.19      Eligible Receivables...........................................................................39
Section 8.20      Sales by Originators...........................................................................39

ARTICLE IX. COVENANTS OF BORROWER AND SERVICER...................................................................40

Section 9.1      Affirmative Covenants...........................................................................40
                  9.1.1    Compliance with Laws, Etc.............................................................40
                  9.1.2    Preservation of Legal Existence.......................................................40
                  9.1.3    Performance and Compliance with Receivables...........................................40
                  9.1.4    Credit and Collection Policy..........................................................40
                  9.1.5    Reporting Requirements................................................................40
                           (a)      Financial Statements.........................................................41
                           (b)      Borrowing Base Certificates and Monthly Reports..............................42
                           (c)      Significant Events...........................................................42
                           (d)      Servicing Certificate........................................................42
                           (e)      Collateral Review............................................................43
                           (f)      Other........................................................................43
                  9.1.6    Use of Proceeds.......................................................................43
                  9.1.7    Separate Legal Entity.................................................................43
                  9.1.8    Adverse Claims on Receivables.........................................................45
                  9.1.9    Further Assurances....................................................................45
                  9.1.10   Servicing.............................................................................45
                  9.1.11   Inspection............................................................................46
                  9.1.12   Cooperation...........................................................................46
                  9.1.13   Facility 46
                  9.1.14   Accounts 47
Section 9.2      Negative Covenants..............................................................................47
                  9.2.1    Sales, Liens, Etc.....................................................................47
                  9.2.2    Mergers, Acquisitions, Sales, Subsidiaries, etc.......................................47
                  9.2.3    Change in Business; Change in Credit and Collection Policy............................48
                  9.2.4    Other Debt............................................................................48
                  9.2.5    Organizational Documents..............................................................48
                  9.2.6    Jurisdiction of Organization; Location of Records.....................................48
                  9.2.7    Financing Statements..................................................................49
                  9.2.8    Business Restrictions.................................................................49
                  9.2.9    Other Agreements......................................................................49

ARTICLE X. SIGNIFICANT EVENTS AND THEIR EFFECT...................................................................49

Section 10.1      Events of Default..............................................................................49
                  10.1.1   Non-Payment of Loans, Etc.............................................................49
                  10.1.2   Collateral Reporting..................................................................49
                  10.1.3   Non-Compliance with Other Provisions..................................................49
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                                      iv
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                  10.1.4   Breach of Representations and Warranties..............................................50
                  10.1.5   Bankruptcy............................................................................50
                  10.1.6   Tax and ERISA Liens...................................................................50
Section 10.2      Amortization Events............................................................................50
                  10.2.1   Servicer Event of Default.............................................................50
                  10.2.2   Borrowing Base Deficit................................................................50
                  10.2.3   Default Ratio.........................................................................50
                  10.2.4   Dilution Ratio........................................................................50
                  10.2.5   Delinquency Ratio.....................................................................50
                  10.2.6   Accounts Receivable Turnover Ratio....................................................50
                  10.2.7   Event of Default......................................................................50
                  10.2.8   Validity of Transaction Documents.....................................................51
                  10.2.9   Termination Date......................................................................51
                  10.2.10  Change of Control.....................................................................51
Section 10.3      Effect of Significant Event....................................................................51

ARTICLE XI. THE SERVICER.........................................................................................51

Section 11.1      Interface as Initial Servicer..................................................................51
Section 11.2      Certain Duties of the Servicer.................................................................52
                  11.2.1   Authorization to Act as Borrower's Agent..............................................52
                  11.2.2   Servicer to Act as Servicer...........................................................52
                  11.2.3   Collections...........................................................................53
Section 11.3      Servicing Compensation.........................................................................55
Section 11.4      Agreement Not to Resign........................................................................55
Section 11.5      Designation of Servicer........................................................................55
Section 11.6      Termination....................................................................................55
Section 11.7      Servicer Events of Default.....................................................................55
                  11.7.1   Failure to Make Payments and Deposits.................................................55
                  11.7.2   Non-Compliance with Other Provisions..................................................55
                  11.7.3   Delegation............................................................................55
                  11.7.4   Breach of Representations and Warranties..............................................56
                  11.7.5   Bankruptcy............................................................................56
                  11.7.6   Judgments.............................................................................56
                  11.7.7   Cross-Default to Material Debt........................................................56
                  11.7.8   Collateral Reporting..................................................................56

ARTICLE XII. ADMINISTRATOR.......................................................................................57

Section 12.1      Authorization and Action.......................................................................57
Section 12.2      Administrator and Affiliates...................................................................57

ARTICLE XIII. ASSIGNMENTS........................................................................................57

Section 13.1      Restrictions on Assignments....................................................................57
Section 13.2      Documentation..................................................................................57
Section 13.3      Rights of Assignee.............................................................................58
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                                       v
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Section 13.4      Notice of Assignment...........................................................................58

ARTICLE XIV. INDEMNIFICATION.....................................................................................58

Section 14.1      General Indemnity of Borrower..................................................................58
Section 14.2      Indemnity of Servicer..........................................................................58

ARTICLE XV. MISCELLANEOUS........................................................................................59

Section 15.1      No Waiver; Remedies............................................................................59
Section 15.2      Amendments, Etc................................................................................59
Section 15.3      Notices, Etc...................................................................................60
Section 15.4      Costs, Expenses and Taxes......................................................................60
Section 15.5      Binding Effect; Survival.......................................................................60
Section 15.6      Captions and Cross References..................................................................61
Section 15.7      Severability...................................................................................61
Section 15.8      Governing Law..................................................................................61
Section 15.9      Counterparts...................................................................................61
Section 15.10     Submission to Jurisdiction; Waiver of Trial by Jury............................................62
Section 15.11     No Recourse Against Lender.....................................................................62
Section 15.12     No Proceedings.................................................................................62
Section 15.13     Confidentiality................................................................................63
Section 15.14     Entire Agreement...............................................................................63

                             EXHIBITS AND SCHEDULES

EXHIBIT A            Form of Borrowing Request
EXHIBIT B            Form of Lender Note
EXHIBIT C            Form of Monthly Report
EXHIBIT D            Form of Borrowing Base Certificate
EXHIBIT E            Form of LockBox Account Agreement
SCHEDULE 8.5         Litigation
SCHEDULE 8.12        LockBoxes and LockBox Accounts
SCHEDULE 9.1.5       Collateral Review Requirements
SCHEDULE 15.3        Notice Addresses

                                 LOAN AGREEMENT


                  THIS LOAN AGREEMENT is made and entered into as of February 12, 2003, among INTERFACE SECURITIZATION CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "BORROWER"), INTERFACE, INC., a Georgia corporation, in its capacity as the initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "SERVICER"), THREE PILLARS FUNDING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "LENDER"), and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, the "ADMINISTRATOR").

                                   BACKGROUND

                  1. Borrower desires that Lender extend financing to Borrower on the terms and subject to the conditions set forth herein.

                  2. Lender is willing to provide such financing on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

                  Section 1.1       Defined Terms. As used in this Agreement,
(a) capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Receivables Transfer Agreement or Receivables Sale Agreement (each, as hereinafter defined) regardless of whether those capitalized terms are listed below, and (b) the following terms have the following meanings:

                  "ACCOUNTS RECEIVABLE TURNOVER RATIO" means, on any date of determination, the ratio computed as of the most recent Calculation Date by dividing (a) the aggregate amount of Credit Sales during the 12 months ending on such Calculation Date by (b) the average month-end amount of the Aggregate Unpaid Balance of Receivables during the 12 months ending on such Calculation Date.

                  "ACTIVATION NOTICE" means a notice given by Administrator to a Collection Bank, pursuant to which Administrator notifies Collection Bank that from and after the date of such notice, Collection Bank shall be required to follow only the instructions of Administrator in respect of any withdrawals or transfers from a LockBox Account, including, without limitation, the form of notice attached to the LockBox Agreements as an exhibit.

                  "ADMINISTRATOR" has the meaning set forth in the preamble to this Agreement.

                  "ADMINISTRATOR'S ACCOUNT" has the meaning set forth in
Section 4.5.

                  "ADVANCE RATE" means the percentage equal to (a) 100% minus
(b) the Reserve Percentage.

                  "ADVERSE CLAIM" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

                  "AFFECTED PARTY" means each of Lender, any Liquidity Bank, any permitted assignee of Lender or any Liquidity Bank, any Support Provider and any holder of a participation interest in the rights and obligations of any Liquidity Bank or Credit Bank under the Liquidity Agreement or the Conduit Credit Agreement, as the case may be, Administrator and any holding company of Bank.

                  "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.. The word "AFFILIATED" has a correlative meaning.

                  "AGGREGATE UNPAID BALANCE" means, on any date of determination, the aggregate Unpaid Balance of all Eligible Receivables at such time.

                  "AGREEMENT" means this Loan Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

                  "ALLOCATIONS" has the meaning set forth in Section 3.3.

                  "ALTERNATIVE RATE" means, for any Interest Period, an interest rate per annum equal to either (a) the LIBOR Rate or (b) if the LIBOR Rate is unavailable for any reason or there is less than two (2) Business Days' prior notice to the Liquidity Banks of any funding by them, the Base Rate.

                  "ALTERNATIVE RATE ALLOCATION" has the meaning set forth in
Section 3.3.

                  "AMORTIZATION EVENT" means any of the events described in
Section 10.2.

                  "APPLICABLE MARGIN" has the meaning specified in the Fee
Letter.

                  "BANK" means SunTrust Bank, a Georgia banking corporation.

                  "BANKRUPTCY CODE" means the Bankruptcy Code, 11 U.S.C.ss.101, et seq., as amended.

                  "BASE RATE" means, on any date of determination, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate, or (ii) the Federal Funds Rate most recently determined by Bank plus 0.50% per annum.

                  "BORROWER" has the meaning set forth in the preamble to this Agreement.

                  "BORROWING BASE" means, on any date of determination, an amount equal to the product of (a) the Advance Rate as of the most recent Calculation Date times (b) the excess, if any, of (i) the Aggregate Unpaid Balance as of the last Business Day of the week then most recently ended (or in the case of any Borrowing Base Certificate delivered on a daily basis pursuant to Section 9.1.5(b)(i), as of the immediately preceding Business Day) over (ii) the Excess Concentration Amount for all Obligors as of the last Business Day of the week then most recently ended.

                  "BORROWING BASE CERTIFICATE" means a certificate, substantially in the form of Exhibit D hereto, duly executed by an authorized officer of Servicer.

                  "BORROWING BASE DEFICIT" means, on any date of determination, an amount equal to the excess, if any, of (a) the aggregate principal amount of all outstanding Loans at such time over (b) the sum of the Borrowing Base (as reflected in the most recent Borrowing Base Certificate) plus all Collections on deposit with the Bank.

                  "BORROWING REQUEST" has the meaning set forth in Section 2.2.

                  "BUSINESS DAY" means any day on which (a) Bank is not authorized or required to be closed for business in Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and (b) commercial banks in New York City are not authorized or required to be closed and, in the case of a Rate Setting Date for Loans bearing interest by reference to the LIBOR Rate, banks are open for business in London, England.

                  "CALCULATION DATE" means the last Business Day of each Calculation Period.

                  "CALCULATION PERIOD" means a calendar month.

                  "CANADIAN OBLIGOR" means an Obligor which (a) if a natural person, is a resident of Canada, or (b) if a corporation or business organization, is organized under the laws of Canada or any political subdivision thereof and has its chief executive office and principal place of business in Canada.

                  "CHARGE-OFF" means a Receivable not previously deemed a Defaulted Receivable that is written-off by the Servicer or should, in accordance with the Credit and Collection Policy, be written-off.

                  "CLOSING DATE" means the date of the first Loan hereunder.

                  "COLLATERAL" has the meaning set forth in Section 5.1(a).

                  "COLLATERAL AGENT" means SunTrust Bank, a Georgia banking corporation, in its capacity as Collateral Agent for the Co-Agents and Lenders under and as defined in the Interface Revolving Credit Agreement, together with its successors and assigns and any Person now or hereafter appointed as "Collateral Agent" under the Interface Revolving Credit Agreement.

                  "COLLATERAL REVIEW" means a report of the independent certified public accountants of Interface which satisfies the requirements set forth on Schedule 9.1.5.

                  "COLLECTION BANK" means, at any time, any of the banks holding one or more LockBox Accounts.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "COMMERCIAL PAPER NOTES" means short-term promissory notes issued by Lender to fund its Loans or investments in receivables or other financial assets.

                  "COMMERCIAL PAPER RATE" means, for any Interest Period for all or any portion of the related CP Allocation, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which Commercial Paper Notes outstanding during such Interest Period have been or may be sold by any placement agent or commercial paper dealer selected by Administrator, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes, expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum.

                  "COMMITMENT TERMINATION DATE" means the earliest to occur of
(i) the Scheduled Commitment Termination Date, (ii) the date of any termination of the Lender's Commitment pursuant to Section 2.6, (iii) the effective date on which the Lender's Commitment is terminated pursuant to Section 10.3, (iv) the Liquidity Termination Date, and (v) termination of the Credit Banks' commitments under the Conduit Credit Agreement.

                  "CONCENTRATION LIMIT" means:

                  (a) for any other Obligor whose short term unsecured debt ratings are (i) at least both "A-1" from S&P and "P-1" from Moody's, 10.0% of the Aggregate Unpaid Balance; or (ii) at least both "A-2" from S&P and "P-2" from Moody's, 5.0% of the Aggregate Unpaid Balance; or

                  (b) for any other Obligor who does not have short term unsecured debt ratings from both S&P and Moody's of at least the levels set forth in clause (a)(ii) above but who has long term unsecured debt ratings from both S&P and Moody's which are (i) greater than or equal to both "A" by S&P and "A2" by Moody's, 10.0% of the Aggregate Unpaid Balance; (ii) greater than or equal to both "BBB-" by S&P and "Baa3" by Moody's and less than or equal to "A-" by S&P and "A3" by Moody's, 5.0% of the Aggregate Unpaid Balance; or (iii) less than "BBB-" by S&P or "Baa3" by Moody's, 3.0% of the Aggregate Unpaid Balance;

                  (c) for all Canadian Obligors in the aggregate, 3.0% of the Aggregate Unpaid Balance; and

                  (d)      for any other Obligor, 3.0% of the Aggregate Unpaid
         Balance;

PROVIDED that (1) the limitations set forth in the foregoing clauses (a)-(c) shall apply to each specified Obligor and its Affiliates, considered as if they were one and the same Person, and (2) in the event that any Obligor has both long-term and short-term unsecured debt ratings from both S&P and Moody's that are covered under the foregoing clauses (a) and (b), the short-term debt ratings under clause (a) above shall control.

                  "CONDUIT CREDIT AGREEMENT" means and includes any program-wide agreement entered into by any Credit Bank providing for the issuance of one or more letters of credit for the account of Lender, the issuance of one or more surety bonds for which Lender is obligated to reimburse the applicable Credit Bank for any drawings thereunder, the sale by Lender to any Credit Bank of receivables or other financial assets owned or held by Lender (or portions thereof) and/or the making of loans and/or other extensions of credit to Lender in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding the Liquidity Agreement, or similar agreement, or any voluntary advance agreement).

                  "CONTRACT" means either (i) a written agreement between an Originator and an Obligor, or (ii) an invoice issued by an Originator to an Obligor, in either of the foregoing cases, pursuant to which such Obligor is obligated to pay for goods, merchandise and/or services.

                  "COVERED TAXES" means Taxes other than Excluded Taxes.

                  "CP ALLOCATION" has the meaning set forth in Section 3.3.

                  "CP TRANCHE PERIOD" means, with respect to all or any portion of the CP Allocation, a period of days from 1 Business Day up to 30 consecutive days commencing on a Business Day which period is either (a) requested by Borrower and agreed to by Lender (or by Administrator on Lender's behalf) or
(b) in the absence of such request and agreement, selected by Lender (or by Administrator on Lender's behalf).

                  "CREDIT ADVANCE" means a drawing under a letter of credit issued pursuant to a Credit Agreement for the account of Lender, a loan to Lender under a Credit Agreement or any other advance or disbursement of funds to Lender or for Lender's account pursuant to a Credit Agreement or any such letter of credit, in each case to the extent such drawing, loan, advance or disbursement has not been repaid or reimbursed to Credit Bank in accordance with the related Credit Agreement.

                  "CREDIT AND COLLECTION POLICY" has the meaning set forth in the Receivables Transfer Agreement and the Receivables Sale Agreement.

                  "CREDIT BANK" means and includes Bank and any other or additional bank or other Person (other than Borrower or other customer of Lender or any liquidity provider as such) now or hereafter extending credit or a purchase commitment to or for the account of Lender or issuing a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with Lender's commercial paper program.

                  "CREDIT SALES" means, for any period of determination, the aggregate amount of all trade receivables with credit terms of any kind originated by any Originator during such period.

                  "CURRENCY CONTRACTS" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by Interface or any consolidated Subsidiary designed to protect Interface or any such Subsidiary against fluctuations in foreign exchange rates.

                  "DAYS SALES OUTSTANDING RATIO" means, on any date of determination, the ratio computed as of the most recent Calculation Date by dividing (a) 360 by (b) the Accounts Receivable Turnover Ratio for the Calculation Period ending on such Calculation Date.

                  "DEBT" of any Person means, without duplication, (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments), (ii) all rental obligations under leases required to be capitalized under GAAP or under Synthetic Lease Obligations (other than those under the Guilford Equipment Lease), (iii) all Guaranties of such Person (including, without limitation, all guaranties of Debt referred to in this definition of such Person) and all reimbursement obligations of such Person in respect of letters of credit issued for its account, (iv) Debt of others secured by any Lien upon property owned by such Person, whether or not assumed,
(v) all net payment obligations or other liabilities under Hedging Agreements, and (vi) Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt shall be required to be determined pursuant to this Agreement, and if such price is based on, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

                  "DEFAULT RATE" has the meaning set forth in Section 3.1(c).

                  "DEFAULT RATIO" means, on any date of determination, the ratio (expressed as a percentage) computed as of the most recent Calculation Date by dividing (a) the sum (without double counting) of (i) the Unpaid Balance of Receivables that became Defaulted Receivables during the Calculation Period ending on such Calculation Date, plus (ii) the Unpaid Balance of Receivables that became Charge-Offs during the Calculation Period ending on such Calculation

Date by (b) Credit Sales for the Calculation Period ending 4 months prior to such Calculation Date.

                  "DEFAULTED RECEIVABLE" means, as of any date of determination, any Receivable (i) which the Servicer has or should have charged-off or deemed uncollectible in accordance with the Credit and Collection Policy after taking a reasonable time to apply Collections received to applicable invoices and reconcile the amount of such Receivable, (ii) as to which, as of such date of determination, any payment, or part thereof, remains unpaid for 91 days or more past the due date for such payment, determined by reference to the original contractual payment terms of such Receivable or (iii) as to which the Obligor thereon has suffered an Event of Bankruptcy.

                  "DELINQUENCY RATIO" means, on any date of determination, the ratio (expressed as a percentage) computed as of the most recent Calculation Date, by dividing (a) the Unpaid Balance of Receivables that are Delinquent Receivables as of such Calculation Date by (b) an amount equal to the Aggregate Unpaid Balance as of such Calculation Date, minus the aggregate Excess Concentration Amount as of such Calculation Date.

                  "DELINQUENT RECEIVABLE" means, as of any date of determination, any Receivable (other than a Defaulted Receivable) as to which, as of such date of determination, any payment, or part thereof, remains unpaid for 61 days or more past the due date for such payment, determined by reference to the original contractual payment terms of such Receivable.

                  "DILUTION HORIZON RATIO" means, on any date of determination, the ratio (expressed as a percentage) computed as of the most recent Calculation Date by dividing (a) the sum of (i) Credit Sales for the Calculation Period ending on such Calculation Date plus (ii) 50% of Credit Sales for the immediately preceding Calculation Period, by (b) an amount equal to (i) the Aggregate Unpaid Balance as of such Calculation Date minus (ii) the aggregate Excess Concentration Amount as of such Calculation Date.

                  "DILUTION RATIO" means, on any date of determination, the ratio (expressed as a percentage) computed as of the most recent Calculation Date by dividing (a) Dilutions for the Calculation Period ending on such Calculation Date by (b) Credit Sales for the Calculation Period ending 1 month prior to such Calculation Date.

                  "DILUTION RESERVE" means, on any date of determination, the product computed as of the most recent Calculation Date, of (a) the sum of (i) the product of (x) the Stress Factor times (y) the Expected Dilution Ratio plus
(ii) the product of (x) the positive difference, if any, between (1) the Dilution Spike Rate less (2) the Expected Dilution Ratio times (y) a ratio computed by dividing (1) the Dilution Spike Rate by (2) the Expected Dilution Ratio times (b) the Dilution Horizon Ratio.

                  "DILUTION SPIKE RATE" means, on any date of determination, the highest Dilution Ratio over the 12-month period ending on the most recent Calculation Date.

                  "DILUTIONS" means, for any period of determination, the aggregate amount of returns, allowances, net credits and any other non-cash reductions to the Credit Sales during such period.

                  "DISTRIBUTION DATE" means the 10th day of each calendar month after the Closing Date (or, if such day is not a Business Day, the Business Day immediately thereafter).

                  "DOCUMENTS" means all documentation relating to the Receivables including, without limitation, the Contracts, billing statements and computer records and programs.

                  "DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

                  "ELIGIBLE RECEIVABLE" means each Receivable (net of any cash in advance or cash prepayment received by an Originator) that meets the following criteria:

                  (a) that was created by an Originator in compliance with its Credit and Collection Policy, in the ordinary course of the business of such Originator;

                  (b) that was documented in compliance with the applicable Originator's standard administration and documentation policies and procedures;

                  (c) is not (i) a Delinquent Receivable, or (ii) a Defaulted Receivable;

                  (d) as to which, at the time of the sale or contribution of such Receivable to Borrower, Interface was the sole owner thereof and had good and marketable title thereto, free and clear of all Adverse Claims (other than Permitted Encumbrances), and which was sold or contributed to Borrower pursuant to the Receivables Sale Agreement free and clear of all Adverse Claims other than in favor of Administrator;

                  (e) the assignment of which by the applicable Originator to Interface pursuant to the Receivables Transfer Agreement, and/or by Interface to Borrower pursuant to the Receivables Sale Agreement, does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

                  (f) which is denominated and payable in Dollars and is only payable in the United States of America;

                  (g) the Obligor of which is a resident of the United States or Canada;

                  (h) the Obligor of which is not an officer, director or Affiliate of any Originator or Borrower;

                  (i)      the Obligor of which is not a Governmental
         Authority;

                  (j) that is in full force and effect and constitutes the legally valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms;

                  (k) that does not contravene in any material respect any applicable requirements of law (including without limitation all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies with all applicable requirements of law and with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the related Originator in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

                  (l) that complies with all applicable requirements of the applicable Credit and Collection Policy;

                  (m) as to which each of Interface's, Borrower's and Administrator's (for the benefit of the Secured Parties) first priority (subject to Permitted Encumbrances) security interest in such Receivable has been perfected under the applicable Uniform Commercial Code and other applicable laws;

                  (n) as to which the Servicer or an Originator is in possession of the related Receivable File;

                  (o) which provides for repayment in full of the Unpaid Balance thereof within 90 days of the date of the creation thereof;

                  (p) the terms of which have not been modified or waived except as permitted under the Credit and Collection Policy and this Agreement;

                  (q) which constitutes an "account" or a "payment intangible" under and as defined in Article 9 of the Uniform Commercial Code of all applicable jurisdictions;

                  (r) which is not subject to any dispute, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or goods returned in accordance with the terms of the Contract);

                  (s) which is not owing from an Obligor as to which more than 10% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables; and

                  (t) the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor (excluding warranty obligations for which no claim exists).

                  "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts and, solely in the case of Borrower, such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

                  "EVENT OF DEFAULT" means any of the events described in
Section 10.1.

                  "EXCESS CONCENTRATION AMOUNT" means, on any date of determination, with respect to any Obligor and its Affiliates considered as if they were one and the same Obligor, the amount, if any, by which the Aggregate Unpaid Balance of such Obligor and its Affiliates at such time exceeds the Concentration Limit for such Obligor and its Affiliates at such time.

                  "EXCLUDED DEPOSIT ACCOUNTS" means the LockBox Accounts at Bank One, NA and related LockBoxes of Borrower identified on Schedule 8.12 as "Excluded LockBoxes".

                  "EXCLUDED TAXES" means, in the case of any Indemnified Party, taxes imposed on its overall net income, and franchise taxes and branch profit taxes based on net income, imposed on it by (i) the jurisdiction under the laws of which such Indemnified Party is organized or (ii) the jurisdiction in which such Indemnified Party's principal executive office is located.

                  "EXPECTED DILUTION RATIO" means, on any date of determination, the rolling twelve-month average Dilution Ratio for the 12-month period ending on the most recent Calculation Date.

                  "EXTENSION FEE" has the meaning provided in the Fee Letter.

                  "FACILITY LIMIT" means $50,000,000, as may be reduced pursuant to Section 2.6.

                  "FEDERAL FUNDS RATE" means, for any period, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publications, published by the Federal Reserve Bank of Atlanta (including any such successor, the "COMPOSITE 3:30 P.M. QUOTATIONS") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Bank.

                  "FEE LETTER" has the meaning set forth in Section 3.4.

                  "FEES" means all fees and other amounts payable by Borrower to Administrator or Lender pursuant to the Fee Letter.

                  "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government including any authority or other quasi-governmental entity established to perform any of such functions.

                  "GUARANTY" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness of another Person, including without limitation, any such Indebtedness directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "GUILFORD EQUIPMENT LEASE" shall mean the Master Equipment Lease Agreement dated as of June 30, 1995, between Fleet Credit Corporation and Interface Fabrics Group Finishing, Inc. (formerly known as Guilford of Maine, Inc.), relating to the leasing of various textile manufacturing equipment in aggregate original amount (acquisition costs) of not more than $21,000,000 and in an aggregate current amount (acquisition costs) of not more than $6,100,000, as such agreement, in whole or in part, may from time to time be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, whether with the same or any other Person(s) as lessor(s) or lender(s) (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing); provided that from and after the Closing Date the aggregate amount (acquisition costs) of the Guilford Equipment Lease may not exceed $6,100,000 at any time.

                  "HEDGING AGREEMENTS" shall mean the collective reference to Currency Contracts and Interest Rate Contracts or similar agreements or combinations thereof.

                  "INDEMNIFIED AMOUNTS" has the meaning set forth in Section
14.1.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section
14.1.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of February 12, 2003 by and between Administrator and the Collateral Agent, as such agreement may be amended, supplemented, restated, replaced or otherwise modified from time to time.

                  "INTEREST PERIOD" means:

                  (a)      with respect to any CP Allocation, its CP Tranche
         Period;

                  (b) with respect to any Alternative Rate Allocation, (i) initially, the period commencing on the date of the initial establishment of such Allocation and ending on (but excluding) the Business Day immediately preceding the next following Scheduled Interest Payment Date, and (ii) thereafter, each period commencing on (and including) the Business Day immediately preceding a Scheduled Interest Payment Date and ending on (but excluding) the Business Day immediately preceding the next following Scheduled Interest Payment Date;

PROVIDED, HOWEVER, that if any Interest Period for any Allocation that commences before the Commitment Termination Date would otherwise end on a date occurring after such Commitment Termination Date, such Interest Period shall end on such Commitment Termination Date and the duration of each such Interest Period that commences on or after the Commitment Termination Date, if any, shall be of such duration as shall be selected by Administrator.

                  "INTEREST RATE CONTRACTS" shall mean any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by Interface or any of its consolidated Subsidiaries designed to protect Interface or any such Subsidiary against fluctuations in interest rates.

                  "INTERFACE" means Interface, Inc., a Georgia corporation, and its successors.

                  "INTERFACE REVOLVING CREDIT AGREEMENT" means that certain Fourth Amended and Restated Credit Agreement dated as of January 17, 2002, among Interface, certain Subsidiaries of Interface, First Union National Bank, as Domestic Agent and Multicurrency Agent, the financial institutions signatory thereto as lenders, SunTrust Bank, as Collateral Agent, and Citicorp North America, Inc., as Syndication Agent, as amended by that certain First Amendment to Credit Agreement and Letter of Credit Agreement dated as of December 12, 2002, and as further amended, modified, supplemented, extended, refinanced or replaced from time to time, and after giving effect to any waiver from time to time granted by the requisite lenders and/or agents of any covenants, terms or provisions thereof.

                  "LENDER" has the meaning set forth in the preamble to this Agreement.

                  "LENDER NOTE" has the meaning set forth in Section 2.7.

                  "LENDER'S COMMITMENT" has the meaning set forth in Section
2.1.

                  "LIBOR RATE" means, for any Interest Period, the rate per annum on the Rate Setting Day of such Interest Period shown on page 3750 of Telerate or any successor page as the composite offered rate for London interbank deposits for one month, as shown under the heading "USD" as of 11:00 a.m. (London time); PROVIDED that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which Dollar deposits for one month are displayed on page "LIBOR" of the Reuters Screen as of 11:00 a.m. (London time) on the Rate Setting Day (it being understood that if at least two
(2) such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); PROVIDED FURTHER, that in the event fewer than two (2) such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum equal to the average of the rates at which deposits in Dollars are offered by Administrator at approximately 11:00 a.m. (London time) on the Rate Setting Day to prime banks in the London interbank market for a one month.

                  "LIEN" shall mean any lien, charge, claim, security interest, mortgage or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

                  "LIQUIDITY AGREEMENT" means and includes (a) the Liquidity Asset Purchase Agreement (regarding Interface Securitization Corporation), dated as of February 12, 2003, among Lender, as borrower, Bank, as liquidity agent for the Liquidity Banks, Administrator, and the Liquidity Banks, or (b) any other agreement hereafter entered into by Lender providing for the sale by Lender of Loans (or portions thereof), or the making of loans or other extensions of credit to Lender secured by security interests in the Loans (or portions thereof), to support all or part of Lender's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Lender's investments in accounts receivable or other financial assets, in each case as amended, supplemented, restated or otherwise modified from time to time.

                  "LIQUIDITY BANK" means and includes Bank and the various financial institutions as are, or may become, parties to the Liquidity Agreement, as purchasers thereunder.

                  "LIQUIDITY TERMINATION DATE" means the earlier to occur of
(a) February 11, 2004, as such date may be extended from time to time by the Liquidity Banks in accordance with the Liquidity Agreement, and (b) the occurrence of an Event of Bankruptcy with respect to Lender.

                  "LOAN" means any amount disbursed as principal by Lender to Borrower under this Agreement.

                  "LOCKBOX" means a postal box maintained on behalf of Borrower or the Servicer for the purpose of receiving checks and money orders constituting Collections of the Receivables.

                  "LOCKBOX ACCOUNT" means any of those bank accounts described on Schedule 8.12 hereto and any additional or replacement account to which Mail Payments are deposited for clearing.

                  "LOCKBOX ACCOUNT AGREEMENT" means an agreement among an Originator, Borrower, Administrator and the bank holding any LockBox Account, in substantially the form of Exhibit E attached hereto.

                  "LOSS HORIZON RATIO" means, on any date of determination, the ratio computed as of the most recent Calculation Date by dividing (a) the sum of (i) the Weighted Average Credit Percentage of Credit Sales for the Calculation Period ending on such Calculation Date, plus (ii) Credit Sales for the Calculation Period ending one (1) month prior to such Calculation Date, plus (iii) Credit Sales for the Calculation Period ending two (2) months prior to such Calculation Date, plus (iv) 23% of Credit Sales for the Calculation Period ending three (3) months prior to such Calculation Date, by (b) an amount equal to (i) the Aggregate Unpaid Balance as of such Calculation Date, minus
(ii) the aggregate Excess Concentration Amount as of such Calculation Date.

                  "LOSS RESERVE" means, on any date of determination, the greater of (a) product of (i) the highest rolling 3-month average Default Ratio over the 12 months ending on the most recent Calculation Date, times (ii) the Loss Horizon Ratio as of such Calculation Date, times (iii) the Stress Factor, or (b) 12%.

                  "MAIL PAYMENTS" has the meaning specified in Section
11.2.3(a).

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) on the business, property, condition (financial or otherwise) or results of operations or prospects of (i) Servicer and its Subsidiaries taken as a whole, or (ii) Borrower, (b) the ability of Borrower or Servicer to perform its respective obligations under the Agreement or any other Transaction Document to which it is a party, (c) the legality, validity or enforceability of the Agreement or any other Transaction Document, (d) the existence, validity, perfection or priority of (i) Administrator's (for the benefit of the Secured Parties) security interest in the Collateral, or (ii) Borrower's ownership interest in the Receivables; or (e) the validity, enforceability or collectibility of the Receivables generally or of any material portion of the Receivables.

                  "MATERIAL DEBT" has the meaning specified in Section 11.7.7.

                  "MONTHLY REPORT" means a report, substantially in the form of Exhibit C or in such other form acceptable to Administrator, prepared by Servicer as of the Calculation Date then most recently occurring signed by an authorized officer of Servicer.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "OBLIGATIONS" means all obligations (monetary or otherwise) of Borrower to Lender, Administrator, any Affected Party or any Indemnified Party and their respective successors, permitted transferees and assigns arising under or in connection with this Agreement, the Lender Note and each other Transaction Document, in each case however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

                  "OBLIGOR" means, with respect to any Receivable, each Person obligated to make payments with respect to such Receivable, including any guarantor thereof.

                  "ORGANIZATIONAL DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

                  "ORIGINAL SELLER" means any of Interface Americas, Inc., a Georgia corporation, Interface Fabrics Group Marketing, Inc., a Nevada corporation, Pandel, Inc., a Georgia corporation, Interface Teknit, Inc., a Michigan corporation, Interface TekSolutions, LLC, a Michigan limited liability company, and any other Person that may hereafter become an "Original Seller" under and pursuant to the terms of the Receivables Transfer Agreement.

                  "ORIGINATOR" means each of (i) Interface, and (ii) the Original Sellers.

                  "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

                  "PERMITTED ENCUMBRANCES" means the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; and
(b) Liens created by the Transaction Documents.

                  "PERMITTED INVESTMENT" means, at any time:

                  (i) marketable obligations issued by, or the full and timely payment of which is directly and fully guaranteed or insured by, the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations;

                  (ii) time deposits, bankers' acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (x) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating meeting the requirements specified in clause (iii) below (or equivalent rating from the Rating Agencies) or (y) is set forth in a list (which may be updated from time to time) (A) approved by Administrator and (B) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

                  (iii) commercial paper which is (x) rated at least as high as the Commercial Paper Notes by the Rating Agencies, or (y) set forth in a list (which may be updated from time to time) (A) approved by Administrator and (B) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

                  (iv) secured repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above; and

                  (v) freely redeemable shares in money market funds which invest solely in obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements and commercial paper of the types described in clauses (i) through (iv) above, without regard to the limitations as to the maturity of such obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements or commercial paper set forth below, which are rated at least "AAm" or "AAmg" or their equivalent by both Rating Agencies, PROVIDED that there is no "r-highlighter" affixed to such rating.

                  "PERSON" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

                  "PRIME RATE" means as of any date of determination, the rate of interest most recently announced by Bank at its principal office in Atlanta, Georgia as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced, which rate is not necessarily intended to be the lowest rate of interest determined by Bank in connection with extensions of credit).

                  "PROGRAM DOCUMENTS" means the Liquidity Agreement, the Conduit Credit Agreement, the Voluntary Advance Agreement, the documents under which Administrator performs its obligations with respect to Lender's commercial paper program and the other documents to be executed and delivered in connection therewith, as amended, supplemented, restated or otherwise modified from time to time.

                  "PURCHASE PRICE CREDIT" has the meaning set forth in the Receivables Sale Agreement or the Receivables Transfer Agreement, as applicable.

                  "RATE SETTING DAY" means, for any Interest Period, two (2) Business Days prior to the commencement of such Interest Period. In the event such day is not a Business Day, then the Rate Setting Day shall be the immediately preceding Business Day.

                  "RATING AGENCIES" means S&P and Moody's.

                  "RECEIVABLE" means each "RECEIVABLE" under and as defined in the Receivables Sale Agreement in which Borrower now has or hereafter acquires any right, title or interest.

                  "RECEIVABLE FILE" means with respect to a Receivable, (i) the Contract giving rise to the Receivable and other evidences of the Receivable including, without limitation, tapes, discs, punch cards and related property and rights and (ii) each UCC financing statement related thereto, if any.

                  "RECEIVABLES SALE AGREEMENT" means the Receivables Sale Agreement, dated as of February 12, 2003, by and between Interface, as seller, and Borrower, as buyer, as such agreement may be further amended, supplemented, restated or otherwise modified from time to time with the prior written consent of Administrator.

                  "RECEIVABLES TRANSFER AGREEMENT" means the Receivables Transfer Agreement, dated as of February 12, 2003, by and between the Original Sellers, as sellers, and Interface, as buyer, as such agreement may be further amended, supplemented, restated or otherwise modified from time to time with the prior written consent of Administrator.

                  "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "REDEEMABLE CAPITAL STOCK" shall have the meaning assigned to such term in the Interface Revolving Credit Agreement.

                  "REGULATORY CHANGE" means, relative to any Affected Party:

                  (a) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any: (i) United States Federal or state law or foreign law applicable to such Affected Party, (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i), or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party, or (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

                  (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause
         (a)(i), (a)(ii) or (a)(iii) above; or

                  (c) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (a)(ii) above to the effect that the obligations of any Liquidity Bank under the Liquidity Agreement are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Liquidity Bank or any related Affected Party.

                  "RELATED SECURITY" means all "RELATED SECURITY" under and as defined in the Receivables Sale Agreement in which Borrower now has or hereafter acquires any right, title or interest.

                  "REQUIRED CAPITAL AMOUNT" has the meaning specified in the Receivables Sale Agreement.

                  "REQUIREMENTS OF LAW" for any Person or any of its property shall mean the Organizational Documents of such Person or any of its property, and any statute, law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or businesses or to which such Person or any of its property or businesses is subject, whether federal, state or local.

                   "RESERVE PERCENTAGE" means the percentage equal to the sum of (i) the Loss Reserve, (ii) the Dilution Reserve, (iii) the Yield Reserve, and (iv) the Servicing Reserve.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "SCHEDULED COMMITMENT TERMINATION DATE" means February 11, 2004, as extended from time to time by mutual agreement of the parties hereto.

                  "SCHEDULED INTEREST PAYMENT DATE" means with respect to each other Loan, each Distribution Date hereafter commencing with March 12, 2003.

                  "SECURED PARTIES" means Lender, Administrator and each Indemnified Party, and the successors and permitted assigns of each of the foregoing.

                  "SERVICER" means Interface, or any successor Servicer appointed as provided in Section 11.5.

                  "SERVICER EVENT OF DEFAULT" shall have the meaning specified in Section 11.7.

                  "SERVICING FEE" means, as to any Calculation Period, the fee payable to the Servicer which, so long as Interface or one of its Affiliates is the Servicer, shall be equal to the Servicing Fee Rate divided by 12 multiplied by the Aggregate Unpaid Balance at the beginning of such Calculation Period. The Servicing Fee for any successor Servicer shall be equal to the fee reasonably agreed to by Administrator and such successor Servicer.

                  "SERVICING FEE RATE" means 2.40%.

                  "SERVICING RESERVE" means, on any date of determination, the product of: (a) the highest Day Sales Outstanding Ratio during the 12 months ending on the most recent Calculation Date, (b) the Stress Factor, (c) 2.40%, and (d) 1/360.

                  "SIGNIFICANT EVENT" means any Amortization Event or Event of Default.

                  "SOLVENT" means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person;
(ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and
(B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STRESS FACTOR" means 2.0.

                  "SUBORDINATED LOANS" has the meaning assigned to such term in the Receivables Sale Agreement.

                  "SUBORDINATED NOTE" has the meaning assigned to such term in the Receivables Sale Agreement.

                  "SUBSIDIARY" means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

                  "SUPPORT PROVIDER" means and includes any entity now or hereafter extending credit or liquidity support or having a commitment to extend credit or liquidity support to or for the account of, or to make loans to or purchases from, Lender or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the commercial paper program of Lender.

                  "SYNTHETIC LEASE OBLIGATIONS" shall mean, collectively, all payment obligations of Interface or any of its consolidated Subsidiaries pursuant to so-called "synthetic" leases not treated as capital leases under GAAP, but which are treated as financings under the Internal Revenue Code.

                  "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities (including but not limited to interest and penalties) with respect to the foregoing, imposed by any Governmental Authority.

                  "TELERATE PAGE 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rate for Dollars).

                  "TRANSACTION DOCUMENTS" means this Agreement, the Receivables Sale Agreement, the Receivables Transfer Agreement, the Lender Note, the Subordinated Note, the Fee Letter, the Intercreditor Agreement, and the other instruments, certificates, agreements, reports and documents to be executed and delivered under or in connection with this Agreement, the Receivables Transfer Agreement or the Receivables Sale Agreement (except the Program Documents), as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

                  "UNMATURED SERVICER EVENT OF DEFAULT" means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Event of Default.

                  "UNMATURED SIGNIFICANT EVENT" means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Significant Event.

                  "UNPAID BALANCE" means, with respect to any Receivable, the sum of (a) the Outstanding Balance thereof, plus (without duplication), (b) the aggregate amount required to repay in full all interest, finance, prepayment and other fees or charges of any kind payable in respect of, such Outstanding Balance.

                  "VOLUNTARY ADVANCE AGREEMENT" means the Voluntary Advance Agreement, dated as of March 11, 1999, among Lender, Administrator and Bank, as it may be amended, supplemented, restated or otherwise modified from time to time.

                  "WEIGHTED AVERAGE CREDIT PERCENTAGE" means, on any date of determination, the percentage determined pursuant to the following formula:


                                    WACT
                         [ 100% x [ ---- ] ]
                                     30


                  WHERE:

                  WACT = the Weighted Average Credit Terms for the most recent Calculation Period.

                  "WEIGHTED AVERAGE CREDIT TERMS" means, for any Calculation Period of determination, the weighted average of payment terms granted in invoices for Receivables generated during such Calculation Period.

                  "YIELD RESERVE" means, on any date of determination, the product of (a) the highest Day Sales Outstanding Ratio during the 12 months ending on the most recent Calculation Date, (b) the Stress Factor, (c) the Prime Rate as in effect on such Calculation Date and (d) 1/360.

                  Section 1.2       Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

                  (b)      Each term defined in the singular form in Section
         1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

                  (c) The words "HEREOF," "HEREIN," "HEREUNDER" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

                  Section 1.3 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein, are used herein as defined in such Article 9.

                  Section 1.4 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each means "TO BUT EXCLUDING."

                  Section 1.5 Limitation on Recourse. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, Borrower shall have no personal liability to the Lender or the Administrator under any Transaction Document for the payment of the principal balance of any or all of the Loans beyond the interests of Borrower in the Collateral; provided, however, that Borrower shall have personal liability for (a) any interest that may accrue on the Loans, (b) any Fees, (c) any Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (d) all amounts payable pursuant to Section 4.1(d), 6.1, 6.2, 6.3 or 14.1 of this Agreement, and (e) any damage suffered by the Lender or the Administrator as a result of (i) any fraud or misrepresentation by Borrower in connection with any of the Loans, the Collateral or the Transaction Documents or (ii) any breach by Borrower of any of its representations, warranties or covenants in any of the Transaction Documents (other than its covenants with respect to the payment of the principal balance of the Loans). Subject to the exceptions set forth above, as between the Lender and the Administrator, on the one hand, and Borrower, on the other hand, the Lender and the Administrator shall proceed only against, and shall rely solely on, the Collateral for payment or other satisfaction of the principal balance of the Loans and the Lender's and Administrator's sole and exclusive remedy with respect to the principal balance of the Loans upon the occurrence of any Significant Event shall be to exercise their rights and remedies with respect to the Collateral and the Lender and the Administrator shall not sue or otherwise proceed against Borrower to collect payment of the principal balance of the Loans or any deficiency which may remain owing on the principal balance of the Loans after the exercise by the Lender and Administrator of their rights and remedies with respect to the Collateral. The foregoing provisions concern only the personal liability of Borrower for the principal balance of the Loans under the Transaction Documents and do not in any manner, and shall not be interpreted or construed to, diminish, affect, modify, or impair in any manner whatsoever the rights, titles or interests of the Lender or the Administrator in or to the Collateral, the pursuit or exercise by the Lender or the Administrator of any rights or remedies which the Lender or Administrator may have with respect to the Collateral, the priority or enforceability of the Lender's or the Administrator's rights, titles and interests in or to the Collateral, or any rights or remedies which the Lender or Administrator may have against any person (other than Borrower) who may now or hereafter be primarily or secondarily liable for principal balance of the Loans.

                                  ARTICLE II.
         THE LENDER'S COMMITMENT, BORROWING PROCEDURES AND LENDER NOTE

                  Section 2.1 Lender's Commitment. On the terms and subject to the conditions set forth in this Agreement, Lender agrees to make loans to Borrower on a revolving basis from time to time (the "LENDER'S COMMITMENT") before the Commitment Termination Date in such amounts as may be from time to time requested by Borrower pursuant to Section 2.2; PROVIDED, HOWEVER, that the aggregate principal amount of all Loans from time to time outstanding hereunder shall not exceed the lesser of (a) the Facility Limit and
(b) the Borrowing Base. Within the limits of the Lender's Commitment, Borrower may borrow and (subject to Section 4.1(a)) prepay and reborrow under this
Section 2.1.

                  Section 2.2 Borrowing Procedures. Borrower (or the Servicer on its behalf) may request a Loan hereunder by giving notice to Administrator of a proposed borrowing not later than 2:00 p.m. (New York City time), two (2) Business Days prior to the proposed date of such borrowing (or such lesser period of time as Lender may consent); PROVIDED that Borrower shall not request, and Lender shall not make, Loans more than once per calendar week. Each such notice (herein called a "BORROWING REQUEST") shall be in the form of Exhibit A (or, if acceptable to Administrator, the information required therein may be given by telephone) and shall include the date and amount of such proposed borrowing. Any Borrowing Request given by Borrower (or the Servicer on its behalf) pursuant to this Section 2.2 shall be irrevocable and binding on Borrower. Any Borrowing Request may be delivered by facsimile transmission or by electronic mail message attaching a portable data format or ".pdf" file containing an image of the signed request, PROVIDED, HOWEVER, that no such transmission or electronic mail message shall be deemed to be delivered unless and until Borrower (or Servicer on its behalf) confirms Administrator's actual receipt thereof by telephone.

                  Section 2.3 Funding. Subject to the satisfaction of the conditions precedent set forth in Article VII with respect to such Loan and the limitations set forth in Section 2.1, Lender shall make the proceeds of such requested Loan available to Administrator at its office in Atlanta, Georgia in immediately available funds on the proposed date of borrowing. Upon receipt by Administrator of such funds, Administrator will make such funds available to Borrower at such office on such date. Each borrowing shall be on a Business Day and shall be in an amount of at least $1,000,000 and in integral multiples of $500,000 (or in such other amounts as Lender or Administrator may approve).

                  Section 2.4 Representation and Warranty. Each request for a borrowing pursuant to Section 2.2 shall automatically constitute a representation and warranty by Borrower to Administrator and Lender that on the requested date of such borrowing (a) the representations and warranties contained in Article VIII will be true and correct in all material respects as of such requested date as though made on such date (except any representation and warranty which by its express terms relates to a specific date or period, which shall be true and correct in all material respects as of such specific date or period), (b) no Significant Event or Unmatured Significant Event has occurred and is continuing or will result from such borrowing, and (c) after giving effect to such requested borrowing, the aggregate principal balance of the outstanding Loans hereunder will not exceed the lesser of the Borrowing Base and the Facility Limit.

                  Section 2.5 Extension of Lender's Commitment. The Lender's Commitment shall terminate on the Commitment Termination Date. Notwithstanding the foregoing:

                  (a) Lender or Administrator, on Lender's behalf, shall use reasonable effort to give Borrower not less than 60 days' prior notice of any scheduled termination of the Credit Banks' commitments under the Conduit Credit Agreement and shall promptly notify Borrower of any extension thereof,

                  (b) Not more than 60 days prior to the Liquidity Termination Date in effect from time to time, Borrower may request that Lender or Administrator, on Lender's behalf, seek the Liquidity Banks' consent to extend the Liquidity Termination Date for a period which, when aggregated with the number of days remaining until the existing Liquidity Termination Date would not cause the Liquidity Banks' commitments under the Liquidity Agreement as so extended to exceed 364 days in toto, and

                  (c) Not more than 60 days prior to the Scheduled Commitment Termination Date in effect from time to time, Borrower may request that Lender consent to extend the Scheduled Commitment Termination Date for an additional 364-day period.

Administrator shall advise Borrower in writing whether each request made pursuant to the foregoing clause (b) or clause (c) has been granted within thirty (30) days after such request has been made and whether such consent is subject to satisfaction of any conditions precedent. If any such request is not granted within thirty (30) days after such request has been made, the Liquidity Termination Date or Scheduled Commitment Termination Date, as the case may be, shall remain unchanged. If any such request is granted within thirty (30) days after such request has been made, the Liquidity Termination Date or Scheduled Commitment Termination Date, as the case may be, shall be extended as provided in Administrator's written notice upon satisfaction of any conditions precedent specified therein (including, without limitation, payment of the Extension
Fee).

                  Section 2.6 Voluntary Termination of Lender's Commitment; Reduction of Facility Limit. Borrower may, in its sole discretion for any reason upon at least 10 days' notice to Administrator (with a copy to Lender), terminate the Lender's Commitment in whole, or, reduce in part the unused portion of the Facility Limit; PROVIDED, HOWEVER that (a) each such partial reduction will be in a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000 and shall not reduce the Facility Limit below $40,000,000, and (b) in connection therewith Borrower shall comply with Section 3.2(b) and Section 4.1(b).

                  Section 2.7 Note. Each Loan from Lender shall be evidenced by a single promissory grid note (herein, as amended, modified, extended or replaced from time to time, called the "LENDER NOTE") substantially in the form set forth in Exhibit B, with appropriate insertions, payable to the order of Lender. Borrower hereby irrevocably authorizes Administrator in connection with the Lender Note to make (or cause to be made) appropriate notations on the grid attached to the Lender Note (or on any continuation of such grid, or at Administrator's option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be rebuttably presumptive evidence of the subject matter thereof, absent manifest error; PROVIDED, HOWEVER, that the failure to make any such notations shall not limit or otherwise affect any Obligations of Borrower.

                                 ARTICLE III.
                              INTEREST, FEES, ETC.

                  Section 3.1 Interest Rates. Each Loan (or portion thereof) shall accrue interest on the unpaid principal amount thereof for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

                  (a) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded by the issuance of Commercial Paper Notes of Lender, during each Interest Period, at a rate per annum equal to the sum of (i) the Commercial Paper Rate applicable to such Interest Period, plus (ii) the Applicable Margin;

                  (b) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded during each Interest Period pursuant to the Liquidity Agreement or the Voluntary Advance Agreement, at a rate per annum equal to the sum of
         (i) the Alternative Rate applicable to such Interest Period, plus (ii) the Applicable Margin; and

                  (c) notwithstanding the provisions of the preceding clauses (a) and (b), in the event that a Significant Event has occurred and is continuing, at a rate per annum (the "DEFAULT RATE") equal to the Base Rate applicable from time to time (but not less than the interest rate in effect for such Loan as at the date of such Significant Event), plus a margin of 2.00%. After the date any principal amount of any Loan is due and payable (whether on the Scheduled Commitment Termination Date, upon acceleration or otherwise) or after any other monetary Obligation of Borrower arising under this Agreement shall become due and payable, Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing interest) interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate. No provision of this Agreement or the Lender Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

                  Section 3.2 Interest Payment Dates. Interest accrued on each Allocation shall be payable, without duplication:

                  (a) on each Scheduled Interest Payment Date prior to the Scheduled Commitment Termination Date, for the period since the creation of such Allocation (in the case of the first Scheduled Interest Payment Date thereafter) or since the prior Scheduled Interest Payment Date (in the case of any subsequent Scheduled Interest Payment Date);

                  (b) on the date of any payment or prepayment (in whole or in part) of principal outstanding in such Allocation, on the amount paid or prepaid (it being understood that any prepayment shall be accompanied by any amounts owing under Section 6.2);

                  (c) in full, on the Scheduled Commitment Termination Date (whether at scheduled maturity or upon acceleration thereof pursuant to Section 10.3); and

                  (d) from and after the Scheduled Commitment Termination Date, upon demand.

                  Section 3.3 Interest Allocations. Administrator shall from time to time and in its sole discretion determine whether interest in respect of the Loans then outstanding, or any portion thereof, shall be calculated by reference to the Commercial Paper Rate (such portion being herein called a "CP ALLOCATION") or an Alternative Rate (such portion being herein called an "ALTERNATIVE RATE ALLOCATION", and together with a CP Allocation individually called an "ALLOCATION", and collectively, "ALLOCATIONS"); PROVIDED, HOWEVER, that, Administrator shall use its reasonable efforts to allocate all or substantially all of the Loans from Lender to a CP Allocation (it being understood that if Lender is not able to issue sufficient Commercial Paper Notes to fund all of its assets at such time and no Significant Event or Unmatured Significant Event has occurred and is continuing, Lender and Administrator shall, at least, fund the Loans pro rata with its other non-defaulted assets with Commercial Paper Notes); PROVIDED FURTHER, HOWEVER, that Administrator may determine, at any time and in its sole discretion, that the Commercial Paper Rate is unavailable or otherwise not desirable, in which case the Loans from Lender will be allocated to an Alternative Rate Allocation (unless the Default Rate is in effect).

                  Section 3.4 Fees. Administrator and Lender shall be entitled to payment of certain Fees in the amounts and on the dates set forth in the letter agreement executed in connection herewith between Borrower, Administrator and Lender (as the same may be amended, supplemented, restated or otherwise modified, the "FEE LETTER").

                  Section 3.5 Computation of Interest and Fees. All interest, Fees and Servicing Fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest, Fee or Servicing Fee is payable over a year comprised of 360 days.

                                  ARTICLE IV.
            REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS

                  Section 4.1 Repayments and Prepayments. Borrower shall repay in full the unpaid principal amount of each Loan on the Scheduled Commitment Termination Date. Prior thereto Borrower:

                  (a) may, from time to time on any Business Day, make a prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that, (i) unless otherwise consented to by Administrator, all such voluntary prepayments shall require at least two (2) Business Days' (or, in the case of a voluntary prepayment of $10,000,000 or more, at least seven (7)

         Business Days') prior written notice to Administrator, and (ii) unless otherwise consented to by Administrator, all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 and an integral multiple of $500,000;

                  (b) shall, on each date when any reduction in the Facility Limit shall become effective pursuant to Section 2.6, make a prepayment of the Loans in an amount equal to the excess, if any, of the aggregate outstanding principal amount of the Loans over the Facility Limit as so reduced;

                  (c) shall, immediately upon any acceleration of the Scheduled Commitment Termination Date of any Loans pursuant to Section 10.3, repay all Loans, unless, pursuant to Section 10.3(a), only a portion of all Loans is so accelerated, in which event Borrower shall repay the accelerated portion of the Loans; and

                  (d) shall, immediately upon discovering that a Borrowing Base Deficit exists, make a prepayment of the Loans in an amount equal to such Borrowing Base Deficit.

Each such prepayment shall be subject to the payment of any amounts required by
Section 6.2.

                  Section 4.2       Application of Collections.

                  (a) All Collections shall be distributed by the Servicer at such times and in the order of priority set forth in this Section 4.2.

                  (b) On each Distribution Date prior to the Commitment Termination Date, the Servicer shall distribute from Collections on such Distribution Date, if any, the following amounts, without duplication in the following order of priority:

                  FIRST, to the extent due and owing under this Agreement or any other Transaction Document, the accrued Servicing Fee payable for the prior Calculation Period (plus, if applicable, the amount of Servicing Fee payable for any prior Calculation Period to the extent such amount has not been distributed to Servicer);

                  SECOND, interest accrued on the Loans during the period from the most recent Distribution Date to the current Distribution Date (plus, if applicable, the amount of interest on the Loans accrued for any prior period to the extent such amount has not been paid, and to the extent permitted by law, interest thereon);

                  THIRD, to the extent due and owing under any Transaction Document, all Fees accrued during the prior Calculation Period (plus, if applicable, the amount of Fees accrued for any prior Calculation Period to the extent such amount has not been distributed to Lender or Administrator);

                  FOURTH, as a repayment of principal of the Loans, an amount equal to the Borrowing Base Deficit, if any;

                  FIFTH, to the extent due and owing under this Agreement or any other Transaction Document on such Distribution Date, all other Obligations owed to any Secured Party; and

                  SIXTH, the balance, if any, to Borrower.

                  (c) On each Distribution Date from and after the Commitment Termination Date, the Servicer shall distribute from Collections, if any, on such Distribution Date the following amounts, without duplication in the following order of priority:

                  FIRST, the accrued but unpaid Servicing Fee due and owing on such Distribution Date;

                  SECOND, all other Obligations due and owing on such Distribution Date; and

                  THIRD, once all amounts described in clauses FIRST and SECOND above have been paid in full, the balance, if any, to Borrower.

                  Section 4.3 Application of Certain Payments. Each payment of principal of the Loans shall be applied to such Loans as Borrower shall direct or, in the absence of such notice or during the existence of a Significant Event or after the Commitment Termination Date, as Administrator shall determine in its discretion.

                  Section 4.4 Due Date Extension. If any payment of principal or interest with respect to any Loan falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue at the applicable interest rate and be payable for the period of such extension.

                  Section 4.5 Making of Payments. All payments of principal of, or interest on, the Loans and of all Fees, and all amounts to be deposited by Borrower or Servicer hereunder, shall be made by Borrower or Servicer, as applicable, no later than 12:00 noon (New York City time), on the day when due by wire transfer in immediately available funds to Account No. 880171236 at Bank (the "ADMINISTRATOR'S ACCOUNT"), ABA No. 061000104,
Reference: Three Pillars Funding Corporation/Interface Securitization Corporation Transaction, Attention: Janice Taylor. Funds received by Administrator after 12:00 noon (New York City time), on the date when due, will be deemed to have been received by Administrator on its next following Business Day.

                                  ARTICLE V.
                               SECURITY INTEREST

                  Section 5.1       Grant of Security.

                  (a) Borrower hereby assigns and pledges to Administrator (for the benefit of the Secured Parties), and hereby grants to Administrator (for the benefit of the Secured Parties) a security interest in all of Borrower's right, title and interest in and to the following, whether now or hereafter existing and wherever located:

                  (i) all Receivables, Collections, Related Security and Receivable Files;

                  (ii) all of Borrower's rights, remedies, powers and privileges in respect of the Receivables Transfer Agreement and the Receivables Sale Agreement, including, without limitation, its rights to receive Purchase Price Credits and indemnity payments thereunder;

                  (iii) the LockBox Accounts and all funds on deposit therein, together with all certificates and instruments, if any, from time to time evidencing such accounts and funds on deposit; and

                  (iv) all products and proceeds (including, without limitation, insurance proceeds) of, and additions, improvements and accessions to, and books and records describing or used in connection with, all and any of the property described above (items (i) through (iv) are collectively referred to as the "COLLATERAL").

                  (b) This grant of security secures the payment and performance of all Obligations of Borrower now or hereafter existing or arising under, or in connection with, this Loan Agreement, the Lender Note and each other Transaction Document, whether for principal, interest, costs, Fees, Indemnified Amounts, expenses or otherwise (all such Obligations of Borrower being called the "OBLIGATIONS").

                  (c) This grant of security shall create a continuing security interest in the Collateral and shall:

                  (i)      remain in full force and effect until
         Administrator's (for the benefit of the Secured Parties) interest in the Collateral shall have been released in accordance with Section 5.4;

                  (ii) be binding upon Borrower, its successors, transferees and assigns; and

                  (iii) inure, together with the rights and remedies of Administrator (for the benefit of the Secured Parties) hereunder, to the benefit of Administrator and each Secured Party and their respective successors, transferees and assigns.

                  Section 5.2 Administrator Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints Administrator (for the benefit of the Secured Parties) as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Administrator's discretion, after the occurrence and during the continuation of a Significant Event to take any action and to execute any instrument which Administrator may deem necessary or advisable to accomplish the purposes of the Transaction Documents, including, without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (a) above;

                  (c) to file any claims or take any action or institute any proceedings which Administrator may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Administrator (for the benefit of the Secured Parties) with respect to any of the Collateral;

                  (d) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder; and

                  (e) to perform the affirmative obligations of Borrower under the Transaction Documents. Administrator agrees to give Borrower and Servicer written notice of the taking of any such action, but the failure to give such notice shall not affect the rights, power or authority of Administrator with respect thereto. Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.2 is irrevocable and coupled with an interest.

                  Section 5.3 Administrator May Perform. If Borrower fails to perform any agreement contained herein, Administrator (for the benefit of the Secured Parties) may itself perform, or cause performance of such agreement, and the reasonable expenses of Administrator incurred in connection therewith shall be payable by Borrower.

                  Section 5.4 Release of Collateral. Administrator's (for the benefit of the Secured Parties) right, title and interest in the Collateral shall be released effective on the date occurring after the Commitment Termination Date on which all Obligations shall have been finally and fully paid and performed (other than contingent indemnity obligations that are not yet due and payable).

                                  ARTICLE VI.
                             INCREASED COSTS, ETC.

                  Section 6.1 Increased Costs. If any change in Regulation D of the Board of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the date hereof:

                  (a) shall subject any Affected Party to any tax, duty or other charge with respect to any Loan made or funded by it, or shall change the basis of taxation of payments to such Affected Party of the principal of or interest on any Loan owed to or funded by it or any other amounts due under this Agreement in respect of any Loan made or funded by it (except for Excluded Taxes and changes in the rate of tax on the overall net income of such Affected Party imposed by the jurisdiction in which such Affected Party's principal executive office is located); or

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party;

                  (c) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

                  (d) shall impose on any Affected Party any other condition affecting any Loan made or funded by any Affected Party;

and the result of any of the foregoing is or would be to (i) increase the cost to or to impose a cost on (I) an Affected Party funding or making or maintaining any Loan (including extensions of credit under the Liquidity Agreement, the Voluntary Advance Agreement or any Credit Advance, or any commitment of such Affected Party with respect to any of the foregoing), or
(II) Administrator for continuing its or Borrower's relationship with Lender,
(ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, the Lender Note, the Liquidity Agreement, the Voluntary Advance Agreement or the Conduit Credit Agreement with respect thereto, or (iii) in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder, or under the Liquidity Agreement, the Voluntary Advance Agreement or Credit Agreement, or arising in connection herewith or therewith to a level below that which such Affected Party could otherwise have achieved, then upon written demand by Administrator on behalf of such Affected Party after the adoption of such change in Regulation D of the Board of Governors of the Federal Reserve System or such Regulatory Change (which demand shall be accompanied by a written statement setting forth the basis of such demand), Borrower shall pay to Administrator on behalf of such Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

                  Administrator and each Affected Party agrees, if requested by Borrower, it will use reasonable efforts (subject to the overall policy considerations of such Affected Party) to designate an alternate lending office with respect to Loans affected by any of the matters or circumstances prescribed above in Section 6.1 hereof in order to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Affected Party as determined by such Affected Party, which determination, if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 6.1 shall affect or postpone any of the obligation of Borrower hereunder or any right of any Affected Party hereunder.

                  Section 6.2 Funding Losses. Borrower hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), Borrower will indemnify such Affected Party against any net loss or expense which such Affected Party may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Allocation made by Lender to Borrower), as reasonably determined by such Affected Party, as a result of (a) any payment or prepayment (including any mandatory prepayment) of any Allocation on a date other than the last day of the Interest Period for such Allocation, or (b) any failure of Borrower to borrow any Loan on a date specified therefor in a related Borrowing Request. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

                  Section 6.3 Withholding Taxes.

                  (a) All payments made by Borrower hereunder (or by Servicer, on behalf of Borrower, hereunder) shall be made free and clear of, and without reduction or withholding for or on account of, any present or future Covered Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing authority. If any Covered Taxes are required to be withheld from any amounts payable to Administrator or Lender, the amounts so payable to Administrator or Lender shall be increased to the extent necessary to yield to Administrator or Lender (after payment of all such Covered Taxes) all such amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Covered Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Administrator for its own account or for the account of Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to Administrator the required documentary evidence, Borrower shall indemnify Administrator and Lender for such Covered Taxes and any incremental taxes that may become payable by Administrator or Lender as a result of any such failure.

                  (b) At least five (5) Business Days prior to the first date on which any payments, including discount or Fees, are payable hereunder for the account of Lender, if Lender is not incorporated under the laws of the United States, Lender agrees to deliver to each of Borrower and Administrator two (2) duly completed copies of (i) United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form) certifying that such Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes or (ii) United States Internal Revenue Service Form W-8 or W-9 (or successor applicable form) to establish an exemption from United States backup withholding tax. Lender shall replace or update such forms as is necessary or appropriate to maintain any applicable exemption or as is requested by Administrator or Borrower. If Lender does not deliver the forms described in this Section 6.3(b), Borrower or Administrator shall withhold United States federal income taxes from any payments made hereunder at the statutory rate applicable to payments made to Lender. Lender agrees to indemnify and hold Borrower and Administrator harmless for any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Borrower or Administrator as a result of either (x) Lender's failure to submit any form required to be provided pursuant to this Section 6.3(b) or (y) Borrower's or Administrator's reliance on any form that Lender has provided pursuant to this Section 6.3(b).

                  (c) Administrator and each Lender agrees, if requested by Borrower, it will use reasonable efforts (subject to the overall policy considerations of such Person) to designate an alternate lending office with respect to Loans affected by any of the matters or circumstances prescribed in
Section 6.3(a) hereof in order to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to Administrator or such Lender, as the case may be, as determined by such Person, which determination, if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 6.3(c) shall affect or postpone any of the obligation of Borrower hereunder or any right of any Lender hereunder.

                  (d) If a Lender or Administrator shall become aware that it is entitled to receive a refund in respect of any Covered Taxes, it promptly shall notify Borrower of the availability of such refund and shall promptly after receipt of a request by Borrower, pursue or timely claim such refund at such Borrower's expense. If any Lender or Administrator receives a refund in respect of any Covered Taxes for which such Lender or Administrator has received payment from Borrower hereunder, it promptly shall repay such refund (plus interest received, if any) to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this
Section 6.3 with respect to Covered Taxes giving rise to such refund), provided that Borrower, upon the request of such Lender or Administrator, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or Administrator in the event such Lender or Administrator is required to repay such refund to the relevant taxing authority. Nothing contained in this Section 6.3(d) shall require Administrator or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential).

                                 ARTICLE VII.
                            CONDITIONS TO BORROWING

                  Section 7.1 Initial Loan. The obligation of Lender to make the initial Loan hereunder is subject to the conditions precedent that Administrator shall have received all of the following, each duly executed and dated the date of such Loan (or such earlier date as shall be satisfactory to Administrator), in form and substance satisfactory to Administrator:

                           7.1.1    Resolutions. Certified copies of
         resolutions of the Board of Directors (or a duly constituted committee thereof) of each of Borrower, the Servicer and each of the Originators authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, together with a certified copy of its Organizational Documents.

                           7.1.2 Consents, etc. Certified copies of all documents evidencing any necessary consents and governmental approvals (if any) with respect to the Transaction Documents.

                           7.1.3 Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of Borrower, Servicer and each Originator certifying the names of its officer or officers authorized to sign the Transaction Documents to which it is a party.

                           7.1.4 Good Standing Certificates. Good standing certificates for Borrower, Servicer and each Originator issued as of a recent date acceptable to Administrator by (a) the Secretary of State of the jurisdiction of such Person's organization, and (b) the Secretary of State of the jurisdiction where such Person's chief executive office and principal place of business are located.

                           7.1.5 Financing Statements. (i) Acknowledgment copies of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Loan, naming Borrower as debtor and Administrator (for the benefit of the Secured Parties) as the secured party as may be necessary or, in the opinion of Administrator, desirable under the UCC to perfect Administrator's (for the benefit of the Secured Parties) security interest in the Collateral, (ii) acknowledgment copies of proper financing statements, filed on or prior to the date of the initial Loan, naming each Originator, as seller/debtor, Borrower as purchaser/secured party and Administrator as assignee as may be necessary or, in the opinion of Administrator, desirable under the UCC to perfect Borrower's ownership interest in the Receivables, and (iii) duly authorized copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all liens and other Adverse Claims of any Person in the Collateral granted by Borrower or any Originator.

                           7.1.6 Search Reports. A written search report provided to Administrator by a search service acceptable to Administrator listing all effective financing statements that name Borrower or any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to Section 7.1.5 above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or interests therein or proceeds of any thereof), and tax and judgment lien search reports from a Person satisfactory to Administrator showing no evidence of such lien filed against Borrower or any Originator.

                           7.1.7 Fee Letter; Payment of Fees. The Fee Letter, together with all outstanding Fees payable pursuant to the Fee Letter.

                           7.1.8 Receivables Sale Agreement and Receivables Transfer Agreement. (i) Duly executed and delivered counterparts of each of the Receivables Sale Agreement, the Receivables Transfer Agreement and all documents, agreements and instruments contemplated thereby, and (ii) evidence that each of the conditions precedent to the execution and delivery of the Receivables Transfer Agreement and the Receivables Sale Agreement has been satisfied to Administrator's satisfaction, and that the initial assignments and transfers under the Receivables Transfer Agreement and the Receivables Sale Agreement have been consummated.

                           7.1.9 Opinions of Counsel. Opinions of counsel to Borrower, Servicer, and each Originator in form and substance satisfactory to Administrator.

                           7.1.10 Lender Note. The Lender Note, duly executed by Borrower.

                           7.1.11 Borrowing Base Certificate. A Borrowing Base Certificate, duly executed by an officer of Servicer on Borrower's behalf showing a calculation of the Borrowing Base as of the date of such initial Loan.

                           7.1.12 Lock Box Account Agreements. The Lock Box Agreement(s), duly executed by all of the parties thereto, with respect to each LockBox Account (other than Excluded Deposit Accounts).

                           7.1.13 Releases; Payoff Letter. (i) Releases and termination statements duly executed by each Person, other than Borrower, that has an interest in the Receivables; and (ii) a payoff and estoppel letter and termination agreement from Bank One, NA (Main Office Chicago), as Agent for the Purchasers under and as defined in that certain Receivables Purchase Agreement dated as of December 19, 2000 among Borrower, Interface, as servicer, certain financial institutions party thereto as purchasers (the "Original Purchasers"), Jupiter Securitization Corporation and BankOne, NA (Main Office Chicago), as Agent (in such capacity, the "Original Agent") (as amended, the "Original Receivables Purchase Agreement"), pursuant to which the Existing Agent will (x) confirm the amount (the "Payoff Amount") necessary for Borrower to repurchase from the Original Purchasers, as of February 12, 2003, all of their Purchaser Interests under and as defined in the Original Receivables Purchase Agreement in the Outstanding Balance of Receivables at such time and otherwise satisfy all of its payment obligations to the Original Agent and the Original Purchasers under the Original Receivables Purchase Agreement and the related Transaction Documents (as defined in the Original Receivables Purchase Agreement), and (y) acknowledge and agree that upon receipt of the Payoff Amount, the Original Receivables Purchase Agreement and the related Transaction Documents (as defined in the Original Receivables Purchase Agreement) shall terminate and all of the obligations of Borrower, Interface, as servicer, and the Original Sellers (as defined in the Original Receivables Purchase Agreement) shall terminate (other than any obligations which by their express terms survive termination of the Original Receivables Purchase Agreement and such Transaction Documents).

                           7.1.14 Intercreditor Agreement. The Intercreditor Agreement, duly executed by the parties thereto and acknowledged by Interface and Borrower.

                           7.1.15 Other. Such other documents, certificates and opinions as Administrator may reasonably request.

                  Section 7.2 All Loans. The making of each Loan, including without limitation, the initial Loan, is subject to the conditions precedent that:

                           7.2.1 No Default, etc. (i) No Significant Event, Unmatured Significant Event or Servicer Event of Default has occurred and is continuing or will result from the making of such Loan, (ii) the representations and warranties of Borrower contained in Article VIII are true and correct in all material respects as of the date of such requested Loan (except any representation and warranty which by its express terms relates to a specific date or period, which shall be true and correct in all material respects as of such specific date or period), with the same effect as though made on the date of such Loan, and (iii) after giving effect to such Loan, the aggregate unpaid balance of the Loans will not exceed the Borrowing Base or the Facility Limit. By making a Borrowing Request, Borrower shall be deemed to have represented and warranted that items (i), (ii) and
         (iii) in the preceding sentence are true and correct.

                           7.2.2 Borrowing Request, etc. Administrator shall have received a Borrowing Request for such Loan in accordance with
         Section 2.2, together with all items required to be delivered in connection therewith.

                           7.2.3 Commitment Termination Date. The Commitment Termination Date shall not have occurred.

                           7.2.4 Collateral Review. Administrator shall have received the most-recent Collateral Review pursuant to Section 9.1.5(c).

                           7.2.5 Accounts. Each of the LockBox Accounts shall have been transferred into Borrower's name and shall be subject to a valid and perfected first priority security interest in favor of Administrator for the benefit of the Secured Parties.

                                 ARTICLE VIII.
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce Lender and Administrator to enter into this Agreement and, in the case of Lender, to make Loans hereunder, Borrower hereby represents and warrants to Administrator and Lender as to itself as follows, and Servicer hereby represents and warrants to Administrator and Lender as to itself as follows:

                  Section 8.1 Existence and Power. Servicer is a corporation duly organized under the laws of the State of Georgia. Borrower is a corporation duly organized under the laws of the State of Delaware. Each of Servicer and Borrower is validly existing and in good standing under the laws of its state of organization and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

                  Section 8.2 Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by each of Servicer and Borrower of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and Borrower's use of the proceeds of the Loans made hereunder, are within its powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Servicer or Borrower is a party has been duly executed and delivered by Servicer or Borrower, as the case may be.

                  Section 8.3 No Conflict. The execution and delivery by each of Borrower and Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets (except as created under the Transaction Documents) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  Section 8.4 Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Servicer or Borrower of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  Section 8.5       Actions, Suits. Except as disclosed on
Schedule 8.5, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower, Servicer or any of Servicer's Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making or repayment of any Loans.

                  Section 8.6 Binding Effect. This Agreement and each other Transaction Document to which Interface or Borrower is a party constitute the legal, valid and binding obligations of Interface or Borrower, as the case may be, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  Section 8.7       Accuracy of Information.

                  (a) All written information furnished by Borrower, Servicer or any of their respective Affiliates for purposes of or in connection with this Agreement, any of the other

Transaction Documents or any transaction contemplated hereby or thereby was true and accurate in every material respect on the date such information was stated or certified and did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, together with all other written and verbal information so furnished, not misleading.

                  (b) To the best knowledge of Borrower and Servicer, all verbal information furnished by Borrower, Servicer or any of their respective Affiliates for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby was true and accurate in every material respect on the date such information was furnished and did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, together with all other written and verbal information so furnished, not misleading.

                  Section 8.8 Margin Regulations; Use of Proceeds. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time. No portion of the proceeds of any Loan hereunder will be used for a purpose that violates, or would be inconsistent with, any other law, rule or regulation applicable to Borrower.

                  Section 8.9 Good Title. Borrower (i) is the legal and beneficial owner of the Receivables and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except Permitted Encumbrances. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower's ownership interest in each such Receivable, its Collections and the Related Security.

                  Section 8.10 Perfection. This Agreement is effective to create a valid security interest in the Collateral favor of Administrator, for the benefit of the Secured Parties. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Administrator's security interest, for the benefit of the Secured Parties, in the Collateral. The Collateral is free of any Adverse Claim except for Permitted Encumbrances.

                  Section 8.11 Places of Business and Locations of Records. The principal place of business and chief executive office of each of Borrower and Servicer is located at its address referred to on Schedule 15.3 to this Agreement (or at such other locations, notified to Administrator in jurisdictions where all action required to perfect or maintain the perfection of Administrator's security interest in the Collateral has been taken). Borrower's Federal Employer Identification Number is 58-2185615, and its Delaware organizational identification number is 2526269.

                  Section 8.12 Accounts. Borrower represents and warrants that (a) Schedule 8.12 hereto is a complete and accurate listing, as of the Closing Date, of the LockBoxes and LockBox Accounts, and (b) each of the LockBox Accounts has been established in, or transferred into, Borrower's name. Neither Servicer nor Borrower has granted any interest in any LockBox or any LockBox Account to any Person other than Administrator, and Administrator has exclusive control of the LockBox Accounts (except for the Excluded Deposit Accounts).

                  Section 8.13 No Material Adverse Effect. Since December 30, 2001, no event has occurred that could reasonably be expected to have a Material Adverse Effect.

                  Section 8.14 Names. The name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of the State of Delaware. Borrower has not used any legal name, trade name or assumed name other than the name in which it has executed this Agreement, except for any change in its legal name permitted under Section 9.2.3.

                  Section 8.15 Ownership of Borrower; No Subsidiaries. All of the issued and outstanding equity interests of Borrower are owned beneficially and of record by Interface, free and clear of any Adverse Claim except in favor of the Collateral Agent. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Borrower. Borrower has no Subsidiaries.

                  Section 8.16 Not a Holding Company or an Investment Company. Neither Borrower nor Servicer is a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Neither Borrower nor Servicer is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  Section 8.17 Compliance with Credit and Collection Policy. Each of Borrower and Servicer has complied in all material respects with the applicable Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy that could reasonably be expected to have a material adverse effect on the collectibility of any of the Receivables, except such material change as to which Administrator has given its prior written consent.

                  Section 8.18 Solvency. Both before and after giving effect to each Loan, Borrower is Solvent.

                  Section 8.19 Eligible Receivables. Each Receivable included in the Borrowing Base as an Eligible Receivable as of the date of (a) any Borrowing Base Certificate, (b) any Monthly Report or (c) the making of any Loan, is an Eligible Receivable on such date.

                  Section 8.20 Sales by Originators. Each sale of Receivables by an Original Seller to Interface shall have been effected under, and in accordance with the terms of, the Receivables Transfer Agreement, including the payment by Interface to the applicable Original Seller of an amount equal to the purchase price therefor as described in the Receivables Transfer Agreement, each sale of Receivables by Interface to Borrower shall have been effected under, and in accordance with the terms of, the Receivables Sale Agreement, including the payment by Borrower to Interface of an amount equal to the purchase price therefor as described in the Receivables Sale Agreement and each such sale shall have been made for "reasonably equivalent value" (as such term is used under ss. 548 of the United States Bankruptcy
Code) and not for or on account of "antecedent debt" (as such term is used under ss. 547 of the United States Bankruptcy Code) owed by Borrower to Interface or by Interface to the applicable Original Seller, as the case may be.

                                  ARTICLE IX.
                       COVENANTS OF BORROWER AND SERVICER

                  Section 9.1 Affirmative Covenants. From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations (other than contingent indemnity obligations that are not yet due and payable) shall have been finally and fully paid and performed, each of Borrower and Servicer hereby covenants and agrees with Lender and Administrator that as to itself, as follows:

                           9.1.1 Compliance with Laws, Etc. Each of Borrower and Servicer will comply with all applicable laws, rules, regulations and orders of all governmental authorities (including those which relate to the Receivables), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                           9.1.2 Preservation of Legal Existence. Each of Borrower and Servicer will preserve and maintain its existence rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.

                           9.1.3    Performance and Compliance with
         Receivables. Each of Borrower and Servicer will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables and all other agreements related to such Receivables, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                           9.1.4 Credit and Collection Policy. Each of Borrower and Servicer will comply in all material respects with the Credit and Collection Policy.

                           9.1.5 Reporting Requirements. Each of Borrower and Servicer will furnish to Administrator and Lender:

                                    (a)      Financial Statements.

                  (i) as soon as available, and in any event within 95 days after the end of each year, a copy of the balance sheet of Borrower, in each case, as at the end of such year, together with the related statement of earnings for such year, certified by the chief executive officer, chief financial officer or controller of Borrower (which certification shall state that such balance sheet and statement or earnings fairly present the financial condition and results of operations for such year in accordance with GAAP except for the absence of footnotes), together with a certificate of such officer stating that such officer has obtained no knowledge that a Significant Event or Unmatured Significant Event has occurred and is continuing, or if, in the opinion of such officer, such a Significant Event or Unmatured Significant Event has occurred and is continuing, a statement as to the nature thereof;

                  (ii) as soon as available and in any event within 95 days after the end of each fiscal year of Interface, balance sheets of Interface and its consolidated Subsidiaries as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of Interface and its consolidated Subsidiaries for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of BDO Seidman, LLP or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of Interface and its consolidated Subsidiaries for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable annual report on Form 10-K of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lender on EDGAR); and

                  (iii) as soon as available and in any event within 50 days after the end of each fiscal quarter, of Interface (other than the fourth fiscal quarter), balance sheets of Interface and its consolidated Subsidiaries as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of Interface and its consolidated Subsidiaries for such fiscal quarter and for the portion of Interface's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Interface's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Interface that such financial statements fairly present in all material respects the financial condition of Interface and its consolidated Subsidiaries as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of Interface and its consolidated Subsidiaries for such fiscal quarter and such portion of Interface's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes) (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable quarterly report on Form 10-Q of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lender on EDGAR);

                                    (b)      Borrowing Base Certificates and
         Monthly Reports.

                  (i) On or before Tuesday of each week after the Closing Date (or if any such day is not a Business Day, the next succeeding Business Day), Servicer shall prepare and deliver to Administrator and Lender a Borrowing Base Certificate as of the last Business Day of the week then most recently ended, signed by an authorized officer of Servicer; provided that Servicer may elect from time to time to deliver to Administrator and Lender a Borrowing Base Certificate on a daily basis as of the immediately preceding Business Day, signed by an authorized officer of Servicer; and

                  (ii) On or before the second Business Day preceding each Distribution Date, Servicer shall prepare and deliver to Administrator and Lender a Monthly Report as of the last day of the month then most recently ended, signed by an authorized officer of Servicer.

                                    (c)      Significant Events. As soon as
         possible but in any event within one (1) Business Day after any officer of Borrower or Servicer becomes aware of the occurrence of a Significant Event or an Unmatured Significant Event, Borrower or Servicer, as the case may be, will deliver to Administrator and Lender an officer's certificate of Borrower setting forth details of such event and the action that Borrower or Servicer, as the case may be, proposes to take with respect thereto.

                                    (d)      Servicing Certificate. Servicer
         shall deliver, or cause to be delivered, to Administrator, on or before the date that is 95 days after the end of each year, an officer's certificate signed by the president, treasurer, assistant treasurer, chief executive officer or any vice president of Servicer, dated as of the last day of the preceding year, stating that (a) a review of the activities of Servicer during the preceding 12-month period and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, Servicer has fulfilled its obligations under the Agreement throughout such year and has complied in all material respects with the Credit and Collection Policy, or, if there has been a default of a material nature in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                                    (e)      Collateral Review. As soon as
         possible, and in any event within 45 days after the Closing Date, and after each semi-annual period thereafter, a report of the independent certified public accountants of Interface (each such report, a "COLLATERAL REVIEW") which satisfies the requirements set forth on
         Schedule 9.1.5.

                                    (f)      Other. Promptly, from time to
         time, such other information, documents, records or reports respecting the Collateral, the Receivables or the condition or operations, financial or otherwise, of Borrower or any Originator as Administrator may from time to time reasonably request in order to protect the interests of Administrator or Lender under or as contemplated by this Agreement or the other Transaction Documents.

                           9.1.6 Use of Proceeds. Borrower will use the proceeds of the Loans made hereunder solely in connection with (a) the acquisition or funding of Receivables, (b) the making of Permitted Investments, (c) to pay Borrower's expenses to the extent such expenses do not violate the provisions of this Agreement, and (d) to make dividends from time to time to Interface in accordance with applicable corporate law provided that at the time of the making of such dividend and after giving effect thereto, Borrower's Net Worth is at least equal to the Required Capital Amount.

                           9.1.7 Separate Legal Entity. Borrower hereby acknowledges that Lender and Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Borrower's identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, Borrower shall take all reasonable steps to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any Originator or other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1.2, Borrower shall take such actions as shall be required in order that:

                  (a) Borrower will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing the Receivables and Related Security and financing the acquisition thereof, to providing (or arranging for the provision of) services necessary for the collection of such Receivables and the maintenance of ownership of such Receivables and the proceeds thereof, and conducting such other activities that are incidental to and necessary or convenient to carry out its primary activities;

                  (b) Not less than one member of Borrower's Board of Directors (each, an "INDEPENDENT DIRECTOR") shall be an individual who is not, and during the past five (5) years has not been, a director, officer, employee or 5% beneficial owner of the outstanding common stock of any Person or entity beneficially owning any outstanding shares of common stock of Interface or any Affiliate thereof; PROVIDED, HOWEVER, that an individual shall not be deemed to be ineligible to be an Independent Director solely because such individual serves or has served in the capacity of an "independent director" or similar capacity for special purpose entities formed by Interface or any of its Affiliates. The certificate of incorporation of Borrower shall provide that (i) the Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Borrower unless the Independent Directors shall approve the taking of such action in writing prior to the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

                  (c) Any employee, consultant or agent of Borrower will be compensated from funds of Borrower, as appropriate, for services provided to Borrower;

                  (d) Borrower will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that Borrower and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; Borrower's operating expenses will not be paid by any other Person except as permitted under the terms of this Agreement or otherwise consented to by Administrator and Lender;

                  (e) Borrower's books and records will be maintained separately from those of any other Person;

                  (f) All audited financial statements of any Person that are consolidated to include Borrower will contain detailed notes clearly stating that (A) all of Borrower's assets are owned by Borrower, and (B) Borrower is a separate legal entity;

                  (g) Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

                  (h) Borrower will strictly observe corporate formalities in its dealings with all other Persons, and funds or other assets of Borrower will not be commingled with those of any other Person;

                  (i) Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person; and

                  (j) Any Person that renders or otherwise furnishes services to Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. Borrower will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person.

                  (k) Borrower shall take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Kilpatrick Stockton LLP, as counsel for Borrower, in connection with the closing or initial Loan under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                           9.1.8 Adverse Claims on Receivables. Each of Borrower and Servicer will, and will require each Originator to, defend each Receivable against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Administrator and the Secured Parties.

                           9.1.9 Further Assurances. At its expense, each of Borrower and Servicer will perform all acts and execute all documents reasonably requested by Administrator at any time to evidence, perfect, maintain and enforce the title or the security interest of Administrator in the Receivables and the priority thereof. Each of Borrower and Servicer will, at the reasonable request of Administrator, execute and deliver financing statements relating to or covering the Collateral and, where permitted by law, Borrower shall authorize Administrator to file one or more financing statements signed only by Administrator. Borrower shall, and shall cause each Originator to, cause its computer records, master data processing records and other books and records relating to the Receivables to be marked, with a legend stating that the Receivables have been sold to Borrower and that the Collateral has been pledged to Administrator for the benefit of the Secured Parties.

                           9.1.10   Servicing. Servicer shall use all
         reasonable measures to prevent or minimize any loss being realized on a Receivable and shall take all reasonable steps to recover the full amount of such loss. Borrower and Servicer shall, at their own expense, take such steps as are necessary to maintain perfection of any security interest created by each Receivable in the related goods and merchandise subject thereto. Servicer shall use its commercially reasonable efforts, consistent with prudent servicing procedures, to repossess or otherwise convert the ownership of the goods or merchandise securing any Receivable which becomes a Defaulted Receivable. Servicer shall follow such practices and procedures for servicing the Receivables as would be customary and usual for a prudent servicer under similar circumstances, including using reasonable efforts to realize upon any recourse to the Obligors and selling the goods securing a Receivable at a public or private sale.

                           9.1.11 Inspection. Each of Borrower and Servicer shall permit Lender, Administrator or their duly authorized representatives, attorneys or auditors, upon reasonable prior notice, to inspect the Receivables, the Receivable Files, Documents and the related accounts, records and computer systems, software and programs used or maintained by Borrower or Servicer at such times as Lender or Administrator may reasonably request; provided, however, that (i) for so long as no Significant Event or Unmatured Significant Event shall have occurred and be continuing and (ii) the result of the immediately preceding examination and/or inspection of such Person shall have been reasonably satisfactory to Administrator or Lender, as the case may be, (A) such examinations and/or inspections shall be limited to four times per calendar year per Person and (B) such cost shall be born by Borrower and Servicer not more than twice per calendar year per Person (although in no event shall the foregoing be construed to limit Administrator or Lender or their respective agents or representatives to two such examinations and/or visits during such calendar year period with respect to such each Person). Upon instructions from Lender or Administrator, each of Borrower and Servicer shall release any document in its possession related to any Receivables to Lender or Administrator, as the case may be, or to the Servicer, if reasonably requested by Lender or Administrator.

                           9.1.12 Cooperation. Each of Borrower and Servicer shall provide such cooperation, information and assistance, and prepare and supply Administrator with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by Borrower and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by Administrator from time to time.

                           9.1.13 Facility. Servicer shall maintain its facility from which it services the Receivables in its present condition, ordinary wear and tear excepted, or such other facility of similar quality, security and safety as Servicer may select from time to time. Servicer shall make all property tax payments, lease payments and all other payments with respect to such facility, except for such payments which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained. Servicer shall (i) ensure that Administrator shall have complete and unrestricted access during inspections pursuant to
         Section 9.1.12 and at any time following the occurrence and continuance of a Significant Event, at Servicer's expense, to such facility and all computers and other systems relating to the servicing of the Receivables and all persons employed at such facility, (ii) use its best efforts to retain the employees based at such facility to provide assistance to Administrator and (iii) continue to store on a daily basis all back-up files relating to the Receivables and the servicing of the Receivables at Servicer's facilities, or such other storage facility of similar quality, security and safety as Servicer may select from time to time, in the case of each of clauses (i), (ii) and (iii) until the receipt of all Collections in respect of all Receivables or all Receivables have been written off in accordance with the Credit and Collection Policy.

                           9.1.14 Accounts. Borrower shall not maintain any bank accounts other than the accounts described on Schedule 8.12. Except as set forth in the last sentence of Section 11.2.3(b), neither Borrower nor Servicer shall make, nor will either of them permit any Originator to make, any change in its instructions to Obligors regarding payments to be made to a LockBox. Neither Borrower nor Servicer will, nor will either of them permit any Originator to add any LockBox Account Bank or Lock Box Account to those listed on
         Schedule 8.12 unless Administrator shall have consented thereto and received a copy of any new duly executed LockBox Account Agreement. Neither Borrower nor Servicer will, nor will either of them permit any Originator to, change any LockBox Account Bank or close any LockBox or LockBox Account (other than the Excluded Deposit Accounts) unless Administrator shall have received at least thirty (30) days' prior notice of such termination and (i) in the case of a closed LockBox, all applicable Obligors have been notified to make payments to another LockBox that clears through a LockBox Account which is subject to a LockBox Account Agreement, or (ii) in the case of termination of a LockBox Bank or closing of a LockBox Account, a new LockBox Account Agreement is entered into with respect to any new or replacement LockBox Account or LockBox Account Bank.

                  Section 9.2 Negative Covenants. From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed (other than contingent indemnity obligations that are not yet due and payable), each of Borrower and Servicer hereby covenants and agrees as to itself as follows:

                           9.2.1 Sales, Liens, Etc. Except pursuant to, or as contemplated by, the Transaction Documents, Borrower shall not sell (and shall not permit Servicer, acting on Borrower's behalf to), assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or involuntarily any Adverse Claims (other than Permitted Encumbrances) upon or with respect to any of its assets, including, without limitation, the Collateral, any interest therein or any right to receive any amount from or in respect thereof.

                           9.2.2 Mergers, Acquisitions, Sales, Subsidiaries, etc. Borrower shall not:

                  (a) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Agreement or the other Transaction Documents;

                  (b) make, incur or suffer to exist an investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;

                  (c) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

                  (d) enter into any transaction with any Affiliate except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

                           9.2.3 Change in Business; Change in Credit and Collection Policy. Borrower will not make any material change in the character of its business. Neither Borrower nor Servicer will make any material change in the Credit and Collection Policy that could adversely affect the collectibility of any Receivable. Neither Borrower nor Servicer will change its name unless it shall have: (i) given Administrator at least thirty (30) days' prior written notice thereof and (ii) delivered to Administrator all financing statements, instruments and other documents reasonably requested by Administrator in connection with such change.

                           9.2.4 Other Debt. Borrower will not incur any Debt to any Person other than (a) pursuant to this Agreement, the Receivables Sale Agreement or otherwise in connection with a transaction involving Lender, Bank, any Credit Bank, any Liquidity Bank or any other Persons providing liquidity or credit support to Lender, and (b) the Subordinated Loans from time to time made pursuant to Section 1.2(a) of the Receivables Sale Agreement.

                           9.2.5 Organizational Documents. Borrower shall not amend its Organizational Documents in any manner that violates any of the covenants contained in this Agreement or otherwise might result in Borrower being substantively consolidated with Interface or any Affiliate of Interface.

                           9.2.6 Jurisdiction of Organization; Location of Records. Borrower shall not change its jurisdiction of organization or permit the documents and records evidencing the Receivables to be moved unless (i) Borrower or Servicer, as the case may be, shall have given to Administrator prior written notice thereof, clearly describing the new location, and (ii) Borrower shall have taken such action, satisfactory to Administrator, to maintain the title or ownership of Borrower and any security interest of Administrator in the Collateral at all times fully perfected and in full force and effect. Servicer shall not, in any event, move the location where it conducts the servicing and collection of the Receivables from the address referred to on Schedule 15.3 to this Agreement unless (i) such address is located within the continental United States, (ii) Servicer has given Administrator at least thirty (30) days' prior written notice of such change and (iii) Servicer shall have delivered to Administrator all financing statements, instruments and other documents reasonably requested by Administrator in connection with such change or relocation.

                           9.2.7 Financing Statements. Borrower shall not execute any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Receivables other than the financing statements described in Section 7.1.5.

                           9.2.8    Business Restrictions. Borrower shall not
         (i) engage in any business other than the acquisition, financing and collection of Receivables and other Collateral, (ii) engage in any transactions or be a party to any documents, agreements or instruments, other than the Transaction Documents and those incidental to the purposes thereof, or (iii) incur any trade payables (other than for professional fees incurred in the ordinary course of business) or other liabilities not constituting Debt permitted under Section 9.2.4 if such the aggregate outstanding balance of such trade payables and other liabilities would at any time exceed $10,700.

                           9.2.9 Other Agreements. Borrower will not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Transfer Agreement or the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under any of the foregoing or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of Administrator.

                                  ARTICLE X.
                      SIGNIFICANT EVENTS AND THEIR EFFECT

                  Section 10.1 Events of Default. Each of the following shall constitute an "EVENT OF DEFAULT" under this Agreement:

                           10.1.1   Non-Payment of Loans, Etc. Borrower shall
fail to make any payment when due of any principal of or interest on any Loan, or payment of any other Obligation payable by Borrower hereunder or under the other Transaction Documents, including, without limitation, any Fees and Indemnified Amounts, or shall fail to make any deposit required to be made hereunder when due and, in each of the foregoing cases, such failure shall continue for one (1) Business Day.

                           10.1.2   Collateral Reporting. Borrower and Servicer
shall fail to deliver any Borrowing Base Certificate or Monthly Report within 1 Business Day after the same is due.

                           10.1.3   Non-Compliance with Other Provisions.
Borrower shall:

                  (a)      fail to perform or observe any covenant contained in
         Section 9.2 of this Agreement and such failure shall remain unremedied for three (3) Business Days after the earlier to occur of (i) Borrower's having knowledge thereof and (ii) Borrower's having received written notice thereof from the Lender or Administrator, or

                  (b) fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after the earlier to occur of (i) Borrower's having knowledge thereof and (ii) Borrower's having received written notice thereof from the Lender or Administrator.

                           10.1.4 Breach of Representations and Warranties. Any representation, warranty, certification or statement made by Borrower in this Agreement, any other Transaction Document to which Borrower is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

                           10.1.5 Bankruptcy. An Event of Bankruptcy shall have occurred and remained continuing with respect to Borrower or Servicer.

                           10.1.6 Tax and ERISA Liens. The Internal Revenue Service shall file notice of a lien pursuant to ss. 6323 of the Internal Revenue Code with regard to any of the assets of Borrower or the Pension Benefit Guaranty Corporation shall file a notice of lien pursuant to ss. 4068 of ERISA, with regard to any assets of Borrower, and in either of the foregoing cases, such lien shall not have been released within fifteen (15) Business Days.

                  Section 10.2 Amortization Events. Each of the following shall constitute an "AMORTIZATION EVENT" under this Agreement:

                           10.2.1 Servicer Event of Default. A Servicer Event of Default shall have occurred and remained continuing.

                           10.2.2 Borrowing Base Deficit. A Borrowing Base Deficit shall exist and such condition shall continue unremedied for one (1) Business Day.

                           10.2.3 Default Ratio. The Default Ratio shall equal or exceed 2.86% on a rolling three-month average basis.

                           10.2.4 Dilution Ratio. The Dilution Ratio shall equal or exceed 5.10% on a rolling three-month average basis.

                           10.2.5 Delinquency Ratio. The Delinquency Ratio shall equal or exceed 3.90% on a rolling three-month average basis.

                           10.2.6 Accounts Receivable Turnover Ratio. The Accounts Receivable Turnover Ratio shall be less than 7 to 1 for any Calculation Period.

                           10.2.7 Event of Default. An Event of Default shall have occurred and be continuing.

                           10.2.8 Validity of Transaction Documents. (a) Any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower, Servicer or any Originator party to such Transaction Document, (b) Borrower, any Originator or Servicer shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (c) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority (subject to Permitted Encumbrances) security interest.

                           10.2.9 Termination Date. The "Termination Date" under and as defined in the Receivables Sale Agreement or the Receivables Transfer Agreement shall occur.

                           10.2.10 Change of Control. Interface shall cease to own, directly or indirectly, 100% of the outstanding voting stock of Borrower.

                  Section 10.3      Effect of Significant Event.

                  (a) Optional Termination. Upon the occurrence and during the continuance of a Significant Event (other than an Event of Default described in Section 10.1.5), Administrator may, and at the request of Lender shall, by notice to Borrower (a copy of which shall be promptly forwarded by Administrator to each Rating Agency), declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Lender's Commitment (if not theretofore terminated) to be terminated by declaring the Commitment Termination Date to have occurred, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Lender's Commitment shall terminate.

                  (b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 10.1.5), the Commitment Termination Date shall be deemed to have occurred automatically, and all outstanding Loans and all other Obligations shall become immediately and automatically due and payable, all without presentment, demand, protest, or notice of any kind.

                  (c) Notice to Rating Agencies. Administrator shall notify each Rating Agency of the occurrence of any continuing Significant Event, promptly following its actual knowledge thereof.

                                  ARTICLE XI.
                                  THE SERVICER

                  Section 11.1 Interface as Initial Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person designated from time to time as Servicer under this Agreement. Until such time following the occurrence of a Servicer Event of Default or an Amortization Event as Administrator shall notify Interface and Borrower in writing of the revocation of such power and authority, Borrower, Lender and Administrator hereby appoint Interface to act as Servicer under the Transaction Documents.

                  Section 11.2      Certain Duties of the Servicer.

                           11.2.1 Authorization to Act as Borrower's Agent. Borrower hereby appoints Servicer as its agent for the following purposes: (i) selecting the amount of each requested Loan and executing Borrowing Requests on behalf of Borrower, (ii) making transfers among, deposits to and withdrawals from all deposit accounts of Borrower for the purposes described in the Transaction Documents,
         (iii) arranging payment by Borrower of all Fees, expenses, other Obligations and other amounts payable under the Transaction Documents,
         (iv) causing the repayment and prepayment of the Loans as required and permitted pursuant to Section 4.1 and (v) executing and preparing the Monthly Reports and Borrowing Base Certificates; PROVIDED, HOWEVER, that Servicer shall act in such capacity only as an agent of Borrower and shall incur thereby no additional obligations with respect to any Loan, and nothing herein shall be deemed to authorize Servicer to take any action as Borrower's agent which Borrower is precluded from taking itself. Borrower irrevocably agrees that (A) it shall be bound by all proper actions taken by Servicer pursuant to the preceding sentence, and (B) Lender, Administrator and the banks holding all deposit accounts of Borrower are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from Servicer on behalf of Borrower.

                           11.2.2   Servicer to Act as Servicer.

                  (a) Servicer shall service and administer the Receivables on behalf of Borrower and Administrator (for the benefit of the Secured Parties) and shall have full power and authority, acting alone and/or through subservicers as provided in Section 11.2.2(c), to do any and all things which it may deem reasonably necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement. Consistent with the terms of this Agreement, Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any Obligor if, in Servicer's reasonable determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of Borrower or Administrator (for the benefit of the Secured Parties); PROVIDED, HOWEVER, that Servicer may not permit any modification with respect to any Receivable that would reduce the Unpaid Balance (except for actual payments thereof), or extend the due date thereof, except that Servicer may take such actions with respect to Defaulted Receivables if such actions will, in Servicer's reasonable business judgment, maximize the Collections thereof. Without limiting the generality of the foregoing, Servicer in its own name or in the name of Borrower is hereby authorized and empowered by Borrower when Servicer believes it appropriate in its best judgment to execute and deliver, on behalf of Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables.

                  (b) Servicer shall service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with applicable law, with the Credit and Collection Policy and with prudent industry standards, as are customarily employed by Servicer in servicing and administering receivables owned or serviced by Servicer comparable to the Receivables. Servicer shall not take any action to impair Administrator's (for the benefit of the Secured Parties) security interest in any Receivable, except to the extent allowed pursuant to this Agreement or required by law.

                  (c) Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it pursuant to this Agreement, through subservicers appointed by Servicer, PROVIDED that such subservicing arrangements may be terminated, at Administrator's discretion, upon the replacement of Interface as Servicer. Such subservicers may include Affiliates of Servicer. Notwithstanding any such delegation of a duty, Servicer shall remain obligated and liable for the performance of such duty as if Servicer were performing such duty.

                  (d) Servicer may take such actions as are necessary to discharge its duties as Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of Borrower such instruments and documents as may be customary, necessary or desirable in connection with the performance of Servicer's duties under this Agreement (including consents, waivers and discharges relating to the Receivables).

                  (e) Servicer shall keep separate records covering the transactions contemplated by this Agreement, including the identity and collection status of each Receivable purchased by Borrower from any Originator and the Purchase Price Credits.

                           11.2.3   Collections.

                  (a) On or prior to the Closing Date, Borrower and Servicer shall have established and shall maintain thereafter the following system of collecting and processing Collections of
         Receivables: The Obligors shall be instructed to make payments of Receivables only (i) by check, draft or money order mailed to a LockBox listed on Schedule 8.12 (such payments, upon receipt in such a LockBox, being referred to herein as "MAIL PAYMENTS"), (ii) by wire transfer or ACH to a LockBox Account which is subject to a LockBox Agreement, or (iii) by cash, check, draft or money order delivered to an Originator and deposited to a LockBox or LockBox Account which is subject to a LockBox Account Agreement ) (A) within two (2) Business Days following receipt thereof, if no Termination Event or Significant Event has occurred and is continuing, and (B) immediately following receipt thereof, if any Termination Event or Significant Event has occurred and is continuing.

                  (b) On or prior to the Closing Date, Administrator shall have received a LockBox Agreement with respect to each LockBox Account (other than Excluded Deposit Accounts). The Administrator is authorized at any time after the occurrence and during the continuance of a Significant Event to deliver to the Collection Banks the Activation Notices. Borrower hereby transfers to the Agent for the benefit of the Lender, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. (other than the Excluded Deposit Accounts). In addition, after the occurrence and during the continuance of any Significant Event, Servicer agrees that it shall, upon the written request of the Administrator, notify all Obligors under Receivables to make payment thereof to (i) one or more bank accounts and/or post-office boxes designated by the Administrator and specified in such notice or (ii) any successor Servicer appointed hereunder.

                  (c) Servicer shall remove all Mail Payments, or cause all Mail Payments to be removed, from each LockBox by the close of business on each Business Day and deposited into a LockBox Account which is subject to a LockBox Agreement; PROVIDED, HOWEVER, that Servicer shall cause all Mail Payments from a LockBox constituting an Excluded Deposit Account to be deposited into a LockBox Account which is subject to a LockBox Agreement (i) on each Business Day, to the extent that the aggregate amount of Mail Payments from such LockBox exceeds $250,000 at such time, and (ii) on or before the last Business Day of each week, to the extent that the aggregate amount of Mail Payments from such LockBox does not exceed $250,000. Servicer shall process all such Mail Payments, and all other payments received in any form on the date received by recording the amount of the payment received from the Obligor and the applicable account or invoice number.

                  (d) All Collections received by any Originator or Servicer in respect of Receivables will, pending remittance to Administrator, be held by any Originator or Servicer in trust for the exclusive benefit of Administrator, and shall not be commingled with any other funds or property of any Originator or Servicer.

                  (e) Borrower and Servicer hereby irrevocably waive any right to set-off or otherwise deduct any amount owing by or to them from any Collections received by them prior to remittance thereof in accordance with this Agreement.

                  (f) In performing its duties and obligations hereunder, Servicer (i) shall not impair the rights of Borrower or Administrator in any Receivable, (ii) shall not amend the terms of any Receivable other than in accordance with the Credit and Collection Policy and this Agreement, (iii) shall not release any goods securing a Receivable from the lien created by such Receivable except as specifically provided for herein, and (iv) shall be entitled to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any goods securing such Receivable. In the event that Servicer shall breach any of its covenants set forth in clause (i), (ii) or (iii) of this Section 11.2.3(f), Servicer shall pay the Unpaid Balance of each Receivable affected thereby on the

         Distribution Date following the Calculation Period in which such event occurs. For the purposes of Section 11.7 hereof, Servicer shall not be deemed to have breached its obligations under this Section 11.2.3(f) unless it shall fail to make such payment with respect to any Receivable affected by Servicer's noncompliance with clause (i), (ii) or (iii) of this Section 11.2.3(f).

                  (g) All payments or other amounts collected or received by Servicer in respect of a Receivable shall be applied to the Unpaid Balance of such Receivable.

                  Section 11.3 Servicing Compensation. Servicer, as compensation for its activities hereunder, shall be entitled to receive the Servicing Fee, which shall be payable by Borrower on each Distribution Date from Collections in accordance with Section 4.2. Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the fees and expenses of any subservicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  Section 11.4 Agreement Not to Resign. Interface acknowledges that Lender and Administrator have relied on Interface's agreement to act as Servicer hereunder in their respective decisions to execute and deliver the respective Transaction Documents to which they are parties. In recognition of the foregoing, Interface agrees not to resign as Servicer voluntarily, except as required by law (as evidenced by the delivery of an outside opinion of counsel to Administrator, in form and substance satisfactory to Administrator), without the prior written consent of Administrator.

                  Section 11.5 Designation of Servicer. Borrower agrees not to designate any Person other than Interface as Servicer without the prior written consent of Administrator.

                  Section 11.6 Termination. The authorization of Servicer to act on behalf of Borrower under this Agreement and the other Transaction Documents shall terminate at the sole discretion of Administrator upon the replacement of Servicer by a successor Servicer selected by Administrator.

                  Section 11.7 Servicer Events of Default. Each of the following shall constitute a "SERVICER EVENT OF DEFAULT" under this Agreement:

                           11.7.1 Failure to Make Payments and Deposits. Servicer shall fail to make any payment or deposit required to be made by it hereunder on the date when due and, in each of the foregoing cases, such failure shall continue for one (1) Business Day.

                           11.7.2 Non-Compliance with Other Provisions. Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for ten (10) days.

                           11.7.3 Delegation. Servicer shall delegate any of its duties hereunder, except as expressly permitted in accordance with the terms hereof.

                           11.7.4 Breach of Representations and Warranties. Any representation, warranty, certification or statement made by Servicer in this Agreement, any other Transaction Document to which Servicer is a party or in any Borrowing Base Certificate, Monthly Report or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

                           11.7.5 Bankruptcy. An Event of Bankruptcy shall have occurred and remained continuing with respect to Servicer.

                           11.7.6 Judgments. A final judgment or judgments for the payment of money in excess of $11,600 in the aggregate shall have been rendered against Borrower, or in excess of $10,000,000 in the aggregate shall have been rendered against Servicer, and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of thirty (30) consecutive days after the period for appellate review shall have elapsed.

                           11.7.7 Cross-Default to Material Debt. Failure of Servicer to pay any Debt in excess of $10,000,000 in aggregate principal amount ("MATERIAL DEBT") when due; or the default by Servicer in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause, such Debt to become due prior to its stated maturity; or any Material Debt of Servicer shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                           11.7.8 Collateral Reporting. Servicer shall fail to deliver any Borrowing Base Certificate or Monthly Report within 1 Business Day after the same is due.

At any time during the continuance of any Servicer Event of Default, Administrator may, in its sole discretion, notify Servicer in writing of the revocation of its appointment as Servicer hereunder. Upon revocation of Servicer's appointment hereunder, Administrator shall appoint a successor Servicer. Servicer agrees that upon receipt of written notification from Administrator of the revocation of Servicer's appointment as Servicer hereunder, Servicer shall upon the written request of Administrator (which request may be contained in the notification of revocation) (i) notify all Obligors under the Receivables to make payment thereof to a bank account(s) or post office box designated by Administrator and specified in such notice, and
(ii) pay to Administrator (or its designee) immediately all Collections then held or thereafter received by Servicer or the applicable Originator of Receivables, together with all other payment obligations of the Servicer hereunder owing to Lender or Administrator. Servicer shall, at its sole cost and expense, cooperate with and assist the successor Servicer (including, without limitation, providing access to, and transferring, all Receivable Files and all records (including data-processing records) relating thereto (which shall be held in trust for the benefit of the parties hereto in accordance with their respective interests)) and allowing the successor Servicer to use all licenses, hardware or software necessary or desirable to collect the Receivables). Interface irrevocably agrees to act (if requested to do so) as the data-processing agent for the successor Servicer (in substantially the same manner as Interface conducted such data-processing functions while it acted as Servicer).

                                 ARTICLE XII.
                                 ADMINISTRATOR

                  Section 12.1 Authorization and Action. Lender hereby appoints SunTrust Capital Markets, Inc. as its Administrator for purposes of the Transaction Documents and authorizes SunTrust Capital Markets, Inc. in such capacity to take such action on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to SunTrust Capital Markets, Inc., as Administrator, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

                  Section 12.2 Administrator and Affiliates. Bank and any of its Affiliates may generally engage in any kind of business with Borrower, Bank, Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Borrower, Bank, Servicer, any Obligor or any of their respective Affiliates, all as if SunTrust Capital Markets, Inc. were not Administrator and without any duty to account therefor to Lender.

                                 ARTICLE XIII.
                                  ASSIGNMENTS

                  Section 13.1 Restrictions on Assignments. Neither Borrower nor Servicer may assign its rights hereunder or any interest herein without the prior written consent of Administrator and Lender. Lender may not assign all or any portion of Lender's Commitment to any Person other than the Liquidity Bank(s) without the prior written consent of Borrower and Administrator. Nothing herein shall be deemed to preclude Lender from pledging or assigning all or any portion of any Loan or the Lender Note:

                  (a) to Credit Bank, any Liquidity Bank (or any successor of any thereof by merger, consolidation or otherwise), any Affiliate of Credit Bank or any Liquidity Bank in connection with a draw under the Liquidity Agreement or a Credit Advance (which may then assign all or any portion thereof so assigned or any interest therein to such party or parties as it may choose); or

                  (b) to any other Person proposed by Lender and consented to by Administrator and Borrower (which consent of Borrower shall not be unreasonably withheld or delayed).

Administrator shall promptly provide notice of any assignment to each Rating Agency. Subject to Section 13.2, all of the aforementioned assignments shall be upon such terms and conditions as Lender and the assignee may mutually agree.

                  Section 13.2 Documentation. Lender shall deliver to each assignee an assignment, in such form as Lender and the related assignee may agree, duly executed by Lender, assigning any such Loan to the assignee, and Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee's right, title and interest in and to such Loan, and to enable the assignee to exercise or enforce any rights hereunder or under the Lender Note evidencing such Loan.

                  Section 13.3 Rights of Assignee. Upon the foreclosure of any assignment of any Loans made for security purposes, or upon any other assignment of any Loan from Lender pursuant to this Article XIII, the respective assignee receiving such assignment shall have all of the rights of Lender hereunder to the extent of such assignment with respect to such Loans and all references to Lender in Section 6.1 shall be deemed to apply to such assignee to the extent of such assignment.

                  Section 13.4 Notice of Assignment. Lender shall provide notice to Borrower of any assignment hereunder by Lender to any assignee. Lender authorizes Administrator to, and Administrator agrees that it shall, endorse the Lender Note to reflect any assignments made pursuant to this
Article XIII or otherwise.

                                 ARTICLE XIV.
                                INDEMNIFICATION

                  Section 14.1 General Indemnity of Borrower. Without limiting any other rights which any such Person may have hereunder or under applicable law, Borrower hereby agrees to indemnify Administrator, Lender, Servicer, each Liquidity Bank, each Credit Bank, Bank, each of Bank's Affiliates and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "INDEMNIFIED PARTY"), forthwith on demand from and against any and all damages, losses, claims, liabilities and related reasonable costs and expenses, including reasonable and actual attorneys' fees and disbursements (all of the foregoing being collectively called "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, any commingling of funds (whether or not permitted hereunder), or the use of proceeds therefrom by Borrower, including (without limitation) in respect of the funding of any Loan or in respect of any Receivable; EXCLUDING, HOWEVER,
(a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification, and (b) Excluded Taxes. Anything contained in this Section
14.1 to the contrary notwithstanding: (1) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables, and (2) nothing in this Section 14.1 shall require the Servicer to indemnify any Indemnified Party for Receivables which are not collected, not paid or are otherwise uncollected on account of the insolvency, bankruptcy, lack of creditworthiness or financial inability to pay of the applicable Obligor.

                  Section 14.2 Indemnity of Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, Interface as Servicer, hereby agrees to indemnify each Indemnified Party forthwith on demand from and against any and all Indemnified Amounts awarded against or incurred by any of them arising from, or related to, the


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
negligence or willful misconduct of Interface, the inaccuracy of any representation or warranty of Interface, or the failure of Interface to perform its obligations under any Transaction Document; EXCLUDING, HOWEVER, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) Indemnified Amounts to the extent solely due to non-payment by any Obligor of an amount due and payable with respect to a Receivable for credit reasons, and (c) any tax upon or measured by net income on any Indemnified Party. Anything contained in this Section 14.2 to the contrary notwithstanding: (1) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables, and (2) nothing in this Section 14.2 shall require the Servicer to indemnify any Indemnified Party for Receivables which are not collected, not paid or are otherwise uncollected on account of the insolvency, bankruptcy, lack of creditworthiness or financial inability to pay of the applicable Obligor.

                                  ARTICLE XV.
                                 MISCELLANEOUS

                  Section 15.1 No Waiver; Remedies. No failure on the part of Lender, Administrator, any Indemnified Party or any Affected Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Bank, each Credit Bank and each Liquidity Bank is hereby authorized by Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank, such Credit Bank or such Liquidity Bank to or for the credit or the account of Borrower, now or hereafter existing under this Agreement, to Administrator, any Affected Party, any Indemnified Party, or Lender or their respective successors and assigns.

                  Section 15.2 Amendments, Etc. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement and any Schedules hereto, or the Lender Note shall in any event be effective unless the same shall be in writing and signed and delivered by (i) Borrower, Servicer, Administrator and Lender (with respect to an amendment), or (ii) Administrator and Lender (with respect to a waiver or consent by them) or Servicer or Borrower (with respect to a waiver or consent by them), as the case may be, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no material amendment of this Agreement (other than an amendment to extend the Scheduled Commitment Termination Date) shall be effective unless the Lender (or Administrator on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Commercial Paper Notes to be downgraded or withdrawn. Administrator shall provide each Rating Agency with a copy of each amendment to or consent or waiver under this Agreement promptly following the effective date thereof.


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
                  Section 15.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified first class mail, postage prepaid, or by facsimile, overnight courier to the intended party at the address or facsimile number of such party set forth opposite its name on Schedule 15.3 hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received,
(b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2 shall not be effective until received.

                  Section 15.4 Costs, Expenses and Taxes. In addition to its obligations under Section 14.1, Borrower agrees to pay on demand:

                  (a) all reasonable costs and expenses incurred by Administrator, Lender, each Liquidity Bank, each Credit Bank and Servicer in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any breach of, this Agreement, the Lender Note, the other Transaction Documents, the Liquidity Agreement and, to the extent directly related to this Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents directly related to this Agreement), including, without limitation, the reasonable and actual fees and expenses of counsel to any of such Persons incurred in connection therewith, (ii) the perfection of Administrator's security interest in the Collateral, (iii) the maintenance of the LockBoxes and the LockBox Accounts, (iv) the audit of the books, records and procedures of Originators, Servicer and Borrower by Administrator's auditors (which may be employees of Administrator), and (v) Rating Agency fees related to the transactions contemplated by this Agreement; and

                  (b) all stamp and other transactional or filing taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Lender Note, the other Transaction Documents, or (to the extent directly related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  Section 15.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, Bank, Lender, Administrator, and their respective successors and assigns, and the provisions of Article VI and Article XIV shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; PROVIDED, HOWEVER, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XIII. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, when all Obligations have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Borrower or Servicer pursuant to Article VIII and the indemnification and payment provisions of Article XIV and Article VI, Sections 15.4, 15.11 and 15.12 shall be continuing and shall survive any termination of this Agreement and any termination of Interface's rights to act as Servicer hereunder or under any other Transaction Document.

                  Section 15.6 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

                  Section 15.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 15.8 Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION, OR THE EFFECT OF PERFECTION OR NONPERFECTION, OF THE SECURITY INTERESTS OF THE ADMINISTRATOR, FOR THE BENEFIT OF THE SECURED PARTIES.

                  Section 15.9 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.


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
                  Section 15.10 Submission to Jurisdiction; Waiver of Trial by Jury.

                  (a) Each of Borrower and Servicer hereby submits to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. Each of Borrower and Servicer hereby irrevocably waives, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 15.10 shall affect the right of Administrator or Lender to bring any action or proceeding against Borrower or Servicer or their respective properties in the courts of other jurisdictions.

                  (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

                  Section 15.11 No Recourse Against Lender. The obligations of the Lender under this Agreement are solely the corporate obligations of Lender. No recourse shall be had for any obligation, covenant or agreement (including, without limitation, the payment of any amount owing in respect to this Agreement or the payment of any Fee hereunder or for any other obligation or claim) arising out of or based upon this Agreement or any other agreement, instrument or Transaction Document entered into pursuant hereto or in connection herewith against any stockholder, employee, officer, director, manager, administrator, partner or incorporator of Lender, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

                  Section 15.12 No Proceedings. Each of the parties hereto hereby agree that it will not institute against Lender, or join any other Person in instituting against Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Lender shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall be outstanding. The provisions of this
Section 15.12 shall survive the termination hereof.

                  Section 15.13     Confidentiality.

                  (a) Unless otherwise consented to by Administrator or required by any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings, each of Borrower and Servicer hereby agrees that it shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to Administrator and Lender and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each of Borrower, Servicer and their respective officers and employees may disclose such information to their external accountants, attorneys and other advisors and as required by any applicable law, rule (including, without limitation, any disclosure as a result of the filing required filing by Interface with the Securities and Exchange Commission of this Agreement, the Receivables Sale Agreement and the Receivables Transfer Agreement), direction, request or order of any judicial, administrative or regulatory authority or proceeding (whether or not having the force or effect of law). The restrictions in this Section 15.13(a) shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by Borrower, Servicer or one of their respective Affiliates.

                  (b) Unless otherwise agreed to in writing by the Interface, each Lender and the Administrator hereby agrees to keep all nonpublic information with respect to Interface and its Subsidiaries (including, without limitation Borrower and the Original Sellers) confidential and not to disclose or reveal any such information to any Person other than its (or its Affiliates) directors, officers, employees, agents or representatives who reasonably require such information in connection with their activities concerning this Agreement or the transactions contemplated hereby and to any the Liquidity Banks; provided, however, that the Agent or any Lender may disclose nonpublic information: (i) to Administrator, the Liquidity Banks or Lender by each other, (ii) as required by or pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), (iii) to any prospective or actual assignee or participant of any of the Persons described in clause (i) (but only on a confidential basis), and (iv) to any Rating Agency, Commercial Paper Note dealer, Credit Bank or Support Provider to Lender or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Administrator acts as the administrative agent or administrator and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED each Person described in the foregoing clauses (iii) and
(iv) is informed of the confidential nature of such information and, except for any Rating Agency, has agreed in writing to be bound by the provisions of this
Section 15.13.

                  Section 15.14 Entire Agreement. This Agreement and the other Transaction Documents executed and delivered herewith represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.


                      [SIGNATURE PAGES BEGIN ON NEXT PAGE]


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


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


INTERFACE SECURITIZATION CORPORATION, AS BORROWER


By: /s/ Patrick C. Lynch
   ------------------------------------------
Name: Patrick C. Lynch
Title: Vice President


INTERFACE, INC., AS INITIAL SERVICER


By: /s/ Patrick C. Lynch
   ------------------------------------------
Name: Patrick C. Lynch
Title: Vice President

THREE PILLARS FUNDING CORPORATION, AS LENDER


By: /s/ Evelyn Echevarria
   ------------------------------------------
Name: Evelyn Echevarria
Title: Vice President

SUNTRUST CAPITAL MARKETS, INC., AS ADMINISTRATOR


By:  /s/ Todd Shutley
   ------------------------------------------
Name:  Todd Shutley
Title:  Managing Director